UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K/A

(Amendment No. 7)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2010

Wizard World, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-33383	98-0357690
(State or other jurisdiction of	(Commission File Number)	(IRS Employee Identification No.)
incorporation or organization)
1350 Avenue of the Americas, 2nd Floor
New York, NY 10019
(Address of Principal Executive Offices)

(646) 801-5572

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K/A and other reports filed by registrant from time to time with the Securities and Exchange Commission (collectively, the “Filings”) contain or may contain forward-looking statements and information that is based upon beliefs of, and information currently available to, registrant’s management, as well as estimates and assumptions made by registrant’s management. When used in the Filings, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions as they relate to registrant or registrant’s management identify forward-looking statements. Such statements reflect the current view of registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this Current Report on Form 8-K/A entitled “Risk Factors”) relating to registrant’s industry and registrant’s operations and results of operations. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this Current Report on Form 8-K/A. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this Current Report on Form 8-K/A to conform our statements to actual results or changed expectations, or the results of any revision to these forward-looking statements.

In this Current Report on Form 8-K/A, references to “we,” “our,” “us,” the “Company,” “our Company,” or “Wizard” refer to Wizard World, Inc. (f/k/a GoEnergy, Inc.), and references to “Conventions” refer collectively to Kick The Can Corp. and its predecessors Wizard Conventions, Inc. and Kicking The Can, L.L.C.

Item 1.01. Entry into a Material Definitive Agreement.

On December 7, 2010 (the “Closing Date”), the Company acquired Conventions pursuant to a Share Purchase and Share Exchange Agreement (the “Exchange Agreement”) by and among the Company, Strato Malamas, an individual and the majority stockholder of the Company (f/k/a GoEnergy, Inc.), Conventions, and shareholders of Conventions (“Conventions Shareholders”) that are signatories thereto. On the Closing Date, pursuant to the terms of the Exchange Agreement, the Conventions Shareholders transferred and contributed all of their shares (the “Conventions Shares”) to the Company, resulting in our acquisition of all of the outstanding Conventions Shares. In return, we issued to the Conventions Shareholders, their designees or assigns (the “Share Exchange”), an aggregate of 32,927,576 shares (the “Exchange Shares”), which constituted approximately 94.9% on a fully diluted basis of the shares of common stock, par value $.0001 per share (the “Common Stock”), of the Company issued and outstanding immediately after the consummation of the Share Exchange (the “Closing”).

As the result of the Share Exchange, Conventions became a wholly owned subsidiary of the Company. Our sole director and majority shareholder approved the Exchange Agreement, the Share Exchange and the other transactions contemplated under the Exchange Agreement. The sole director and majority shareholder of Conventions approved the Exchange Agreement, the Share Exchange and the other transactions contemplated under the Exchange Agreement.

As a condition to the Share Exchange, Mr. Terry Fields (“Mr. Fields”) resigned from all officer positions, other than as CFO, of the Company (f/k/a GoEnergy, Inc.), and Mr. Gareb Shamus (“Mr. Shamus”) was appointed the Company’s President and Chief Executive Officer. In accordance with the Exchange Agreement, Mr. Fields resigned as CFO after the filing of the Company’s Form 10-Q for the three-month period ended October 31, 2010, effective immediately after the filing of such Form 10-Q. As another condition to the Share Exchange, Mr. Fields resigned as the sole director of the Company and Mr. Shamus was appointed as a director of the Company, each effective as of January 14, 2011.

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Immediately after the consummation of the Share Exchange, we entered into subscription agreements (collectively, the “Subscription Agreements”) with certain accredited investors (collectively, the “Subscribers”) for the issuance and sale of (i) up to $1.5 million in Series A Cumulative Convertible Preferred Stock (“Series A Preferred”) having the rights and preferences set forth in the Certificate to set forth Designations, Voting Powers, Preferences, Limitations, Restrictions, and Relative Rights of Series A Cumulative Convertible Preferred Stock, $.0001 par value per share (the “Certificate of Designation”), which includes, among other things, the ability to convert into shares of the Company’s Common Stock at a per share conversion price of $0.40 and (ii) Warrants (collectively, the “Subscriber Warrants”) to purchase shares of the Company’s Common Stock (the “Subscriber Warrant Shares”) at an exercise price of $0.60 per share (collectively, the “Offering”). The Company raised an aggregate of $775,000 from the Offering.

The Share Exchange is discussed more fully in Section 2.01 of this Current Report on Form 8-K/A. The information therein is hereby incorporated in this Section 1.01 by reference. The description of the Exchange Agreement, Subscription Agreements, Certificate of Designation and Subscriber Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of (i) Exhibit 2 to the Form 8-K that we filed with the Securities and Exchange Commission (the “Commission”) on November 16, 2010, (ii) Exhibit 10.1 to the Form 8-K that we filed with the Commission on December 14, 2010, (iii) Exhibit 4.1 to the Form 8-K that we filed with the Commission on December 14, 2010 and (iv) Exhibit 4.2 to the Form 8-K that we filed with the Commission on December 14, 2010, respectively, which are incorporated herein by reference.

We borrowed an aggregate of $200,000 from four lenders and issued convertible demand promissory notes (collectively, the “Notes”) made as of November 5, 2010 (the “Issuance Date”). Unless mandatorily converted, the Notes were convertible at any time after the sixtieth (60th) day after the Issuance Date at a conversion price of $.40 (the “Conversion Price”). In the event we raised $600,000 or more pursuant to a private placement (the “Qualified Offering”), the principal and accrued interest of each Note is mandatorily converted into our capital stock having the same terms (e.g., same class or series and having the same rights and privileges) as the securities issued pursuant to our private placement. Further, in the event that we issue capital stock for a purchase price that is less than the Conversion Price or we issue securities that are convertible or exercisable into our capital stock at a conversion price or exercise price, as applicable, that is lower than the Conversion Price, the Conversion Price is automatically reduced to such lower price. The holders of the Notes also have piggyback registration rights such that if we at any time file a registration statement, the underlying common stock of the Notes must also be included in such registration statement. The Notes were mandatorily converted on December 7, 2010 when the Company raised an aggregate of $775,000 from the issuance of Series A Preferred.

Together with the Notes, we also issued to each lender a common stock purchase warrant (each a “Warrant” and collectively, the “Warrants”) that is exercisable at any time on or after a Qualified Offering and during the one year period after the issuance of the Warrant. Such Warrant is exercisable into the same number of shares as are issuable upon conversion of the corresponding Note at an exercise price of $.60 (the “Exercise Price”), which may be paid through a cashless exercise. The Exercise Price is proportionately adjusted in the event of, among other things, a stock split, the issuance of a stock dividend, subsequent equity sales and subsequent rights offerings.

The description of the Notes and Warrants herein does not purport to be complete and is qualified in its entirety by the full text of the documents which are attached as exhibits and are incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

CLOSING OF THE SHARE EXCHANGE

As described in Item 1.01 above, on December 7, 2010 (the “Closing Date”), we acquired Conventions through the acquisition of all the Conventions Shares from the Conventions Shareholders, and in return, we issued an aggregate of 32,927,576 shares of our Common Stock to the Conventions Shareholders, their designees or assigns, which constituted approximately 94.9% of the issued and outstanding shares of our Common Stock on a fully-diluted basis after the Closing of the Share Exchange.

On the Closing Date, Conventions became a wholly owned subsidiary of the Company. The Company’s sole director and majority shareholder approved the Exchange Agreement, the Share Exchange and the other transactions contemplated under the Exchange Agreement. The sole director and majority shareholder of Conventions approved the Exchange Agreement, the Share Exchange and the other transactions contemplated thereunder. Immediately following the Closing of the Share Exchange, the Company changed its business plan to that of Conventions.

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The Company was a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act of 1934, as amended (the “Exchange Act”)) immediately before the completion of the Share Exchange. Accordingly, pursuant to the requirements of Item 2.01(a)(f) of Form 8-K, set forth below is the information that would be required if the Company were filing a general form for registration of a class of securities on Form 10 under the Exchange Act, with such information reflecting the Company and its securities upon consummation of the Share Exchange.

BUSINESS

Our Company

We, through our operating subsidiary Conventions, are a producer of pop culture and live multimedia conventions across North America. These live multimedia conventions market and provide a social networking and entertainment venue for popular fiction enthusiasts of movies, TV shows, video games, technology, toys, social networking/gaming platforms, comic books and graphic novels.

Company History

Wizard World, Inc. (f/k/a GoEnergy, Inc.) was incorporated in Delaware on May 2, 2001. The Company was involved in oil and gas exploration and considered various oil and gas properties. None of the properties that the Company explored had commercial potential so operations were ceased and the Company abandoned any interests it had in such properties.

On December 7, 2010 (the “Closing Date”), the Company acquired Conventions pursuant to a Share Purchase and Share Exchange Agreement (the “Exchange Agreement”), by and among the Company, Strato Malamas, an individual and former majority stockholder of the Company, Conventions, and shareholders of Conventions (the “Conventions Shareholders”), that are signatories thereto. On the Closing Date, pursuant to the terms of the Exchange Agreement, the Conventions Shareholders transferred and contributed all of their shares (the “Conventions Shares”) to the Company, resulting in our acquisition of all of the outstanding Conventions Shares. In return, we issued to the Conventions Shareholders, their designees or assigns (the “Share Exchange”), an aggregate of 32,927,576 shares of the Company’s common stock (the “Exchange Shares”), which constituted approximately 94.9% (on a fully diluted basis) of the shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), issued and outstanding immediately after the consummation of the Share Exchange (the “Closing”). As the result of the Share Exchange, Conventions became a wholly owned subsidiary of the Company.

Kick The Can Corp. was incorporated in Nevada on September 20, 2010. Kicking The Can, L.L.C. was formed in Delaware on April 17, 2009. It also has not undergone any bankruptcy, receivership or similar proceeding, or any any material reclassification, merger, consolidation, or purchase of a significant amount of assets. It sold a significant amount of its assets, namely the production rights to certain comic cons in certain cities pursuant to an asset purchase agreement, to Kick The Can Corp. on September 29, 2010. Wizard Conventions, Inc. was originally incorporated under the name Entertainment Conventions, Inc. in New York on February 27, 1997. Entertainment Conventions, Inc. changed its name to Wizard Conventions, Inc. on October 1, 2001.

On January 31, 2011, management of Wizard Conventions, Inc. ceased operations under such entity and continued the convention operation under the Kick The Can Corp. entity. Kicking The Can L.L.C. never officially commenced operations, never had employees and never produced a comic con event. Due to these circumstances, management concluded that Wizard Conventions, Inc. recapitalized into Kick The Can Corp despite no formal legal agreement between the parties.

The description of the Exchange Agreement does not purport to be complete and is qualified in its entirety by the full text of Exhibit 2.1 to this Current Report on Form 8-K/A, which is herein incorporated by reference.

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We borrowed an aggregate of $200,000 from four lenders and issued to such lenders convertible demand promissory notes (collectively, the “Notes”) made as of November 5, 2010 (the “Issuance Date”). Unless mandatorily converted, the Notes were convertible at any time after the sixtieth (60th) day after the Issuance Date at a conversion price of $.40 (the “Conversion Price”). In the event we raise $600,000 or more pursuant to a private placement (the “Qualified Offering”), the principal and accrued interest of each Note is mandatorily converted into our capital stock having the same terms (e.g., same class or series and having the same rights and privileges) as the securities issued pursuant to our private placement. Further, in the event that we issue capital stock for a purchase price that is less than the Conversion Price or we issue securities that are convertible or exercisable into our capital stock at a conversion price or exercise price, as applicable, that is lower than the Conversion Price, the Conversion Price is automatically reduced to such lower price. The holders of the Notes also have piggyback registration rights such that if we at any time file a registration statement, the underlying common stock of the Notes must also be included in such registration statement. The Notes were mandatorily converted on December 7, 2011 when the Company raised an aggregate of $775,000 from the issuance of Series A Cumulative Convertible Preferred Stock (“Series A Preferred”).

Together with the Notes, we also issued to each lender a common stock purchase warrant (each a “Warrant” and collectively, the “Warrants”) that is exercisable at any time on or after a Qualified Offering and during the one year period after the issuance of the warrant. Such Warrant is exercisable into the same number of shares as are issuable upon conversion of the corresponding Note at an exercise price of $0.60 (the “Exercise Price”), which may be paid through a cashless exercise. The Exercise Price is proportionately adjusted in the event of, among other things, a stock split, the issuance of a stock dividend, subsequent equity sales and subsequent rights offerings.

The description of the Notes and Warrants herein does not purport to be complete and is qualified in its entirety by the full text of Exhibits 10.13 and 4.3, respectively, of this Current Report on Form 8-K/A, which are incorporated herein by reference.

On March 18, 2011, we formed a wholly owned subsidiary called Wizard World Digital, Inc. (“Digital”). Among other things, Digital (i) monitors and sends emails to our fan database, (ii) manages our website www.wizardworld.com and our online accounts (e.g., Twitter and Facebook) and (iii) produces our organically-developed online newsletter called Wizard World Digital.

Our executive offices are located at 1350 Avenue of the Americas, 2nd Floor, New York, NY 10019 and our telephone number at such office is (646) 801-5572.

Business Overview

Our Company produces pop culture and live multimedia conventions (“Comic Cons”) across North America that provide a social networking and entertainment venue for popular fiction enthusiasts of movies, TV shows, video games, technology, toys, social networking/gaming platforms, comic books and graphic novels. These Comic Cons provide entertainment companies, toy companies, gaming companies, publishing companies and retailers venues for their sales, marketing, promotions, public relations, advertising and sponsorships efforts.

Conventions

Conventions have been producing comic conventions since July 1997. In 2009, Conventions produced three Comic Cons, namely the Philadelphia Comic Con, Chicago Comic Con and New York ‘Big Apple’ Comic Con. In 2010, Conventions produced nine Comic Cons in the following North American cities: Miami, FL New Orleans, LA, Toronto, Ontario, Anaheim, CA, Philadelphia, PA, Chicago, IL, New York, NY, Boston, MA and Austin, TX.

Conventions currently holds the production rights to the following 11 conventions: (i) Atlanta Comic Con (Atlanta, GA); (ii) Big Apple Comic Con (New York, NY); (iii) Cincinnati Comic Con (Cincinnati, OH); (iv) Connecticut Comic Con (Hartford, CT); (v) Nashville Comic Con (Nashville, TN); (vi) New England Comic Con (Boston, MA); (vii) North Coast Comic Con (Akron, OH); (viii) Toronto Comic Con (Toronto, Ontario); (ix) Nola Comic Con (New Orleans, LA); (x) Central Canada Comic Con (Winnipeg, Manitoba); and (xi) Mid-Ohio Comic Con (Columbus, OH). We organically developed the Comic Cons in Miami, FL, Anaheim, CA, Austin, TX, Philadelphia, PA and Chicago, IL.

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On November 13, 2010, the Company acquired the production rights to the Mid-Ohio Comic Con from GCX Holdings. The total consideration for the acquisition was $77,500, of which $60,000 was the initial purchase price, payable in royalties consisting of 25% of the first $40,000 of exhibitor revenue, plus 10% of the exhibitor revenue over $40,000, with a $60,000 cap on cumulative payments. Additionally, we agreed to a five-year consulting agreement for $3,500 per year, payable in annual installments commencing in the year after the $60,000 initial purchase price had been paid in full. The production cost of the 2011 Mid-Ohio Comic Con was approximately $160,000, which we funded out of existing cash and cash flow from our Company’s operations and proceeds from ticket sales and exhibitor sales prior to the event.

Strategy

Our objective is to use our Comic Cons and Wizard World Digital to become the voice for pop culture enthusiasts across multiple media platforms. Key elements of our strategy include:

•	producing high quality live multimedia events across North America for promotion of consumer products and entertainment;

•	leveraging all the content created and generated at the live multimedia events to enter the media market and distribute the content in digital media such as websites, apps, emails, newsletters, Facebook, Twitter, Flickr, Tumblr and YouTube; and

•	obtaining sponsorships and promotions from media and entertainment companies for the Comic Cons, including:

o	expanding our relationships with entertainment and media companies; and

o	forming strategic relationships with new media and entertainment companies to promote their products.

We receive revenue from our Comic Cons in three (3) ways, namely from (i) consumer ticket sales; (ii) exhibitor booth sales; and (iii) national and/or regional sponsorships. Generally, 95% of our revenue comes from Live Conventions through ticket sales, exhibitor sales and dealer sales, and 5% come from Sponsorships and Promotions. Our business plan is to generate additional revenues from advertising sales on all of Wizard World Digital’s media properties. We began realizing revenue from our digital properties during the fourth quarter 2011. We expect that digital media revenues will primarily be earned through offering advertisers the ability to place banner ads on our digital media properties, priced on a standard cost-per-thousand (“CPM”) basis.

Sponsorships and Advertising

We sell sponsorship and advertising opportunities to businesses seeking to reach our core target audience of young adult males.

Sponsorships. We provide sponsorship opportunities that allow advertisers a wide range of promotional vehicles on-site and through our public relations efforts. For example, we offer advertisers the ability to (i) display signage at the Comic Cons, (ii) include their desired logos on all direct mail that is sent in connection with one or more Comic Cons, (iii) be included in press releases to the media, (iv) obtain sponsor tags on the radio spots or in the print or online ads where we advertise, and (v) obtain advertising space in our digital media. We also provide the opportunity for advertisers to sponsor events at the Comic Cons like costume contests or gaming tournaments and the ability to have “step-and-repeats” for photo opportunities, meet and greets with celebrities, VIP packages and “goody” bag giveaways. Sponsors pay a fee based upon the position of their advertising media and the exposure it will receive. Specifically, the closer a sponsor is to the entrance of the Comic Con, the more exposure such sponsor will receive as a greater number of Comic Con attendees will view the sponsor’s product and/or services. Therefore, the rental fee for space at our Comic Cons is more expensive if the space is closer to the entrance.

Promotions. Promotional opportunities include product placement and brand associations on-site at the Comic Cons. As our brand grows, we hope to earn revenues by co-promoting, for example, a movie at one of our Comic Cons, with entertainment and media companies and brands seeking to benefit from the popularity of the Comic Cons and the exposure received from appearing at them. We have not and do not enter into formal agreements with respect to co-promotion with other parties.

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Digital Media. We produce a number of digital media properties, including our website www.wizardworld.com, emails, newsletters, iPad app, Facebook, YouTube, Twitter, Flickr and Tumblr to create awareness of our Comic Cons and provide updates to our fans and consumers. We also use our website www.wizardworld.com to a large extent to provide a source for the latest Comic Con news and information. Display advertising is offered to brand advertisers across all our digital media properties, priced on a traditional CPM basis.

Marketing

Our Comic Cons are marketed through a variety of media outlets, including social media, websites, public relations, television, radio, direct mail, email, flyers and postcards. Our Comic Cons usually obtain publicity through coverage of the events at our Comic Cons from local TV stations, radio stations, newspapers, national press such as the Associated Press and Reuters, fan websites, blogs and social network channels such as Twitter, Facebook, Flickr and Tumblr. In certain instances, we do not pay for advertising because we can provide desirable content to media outlets. For example, we typically invite the local TV stations to our Comic Cons so that they can interview the celebrities featured at our Comic Cons. As a result, we receive free TV coverage and the TV stations obtain content for their shows. In addition, we arrange for celebrities to call into local radio stations. As a result, we receive on-air promotion of our events and the radio station reaches a larger audience who want to tune in to hear our celebrities. We also receive on-air promotion by exchanging air time for ticket give-aways to our Comic Cons. With respect to the internet and online advertising, we advertise throughout our website www.wizardworld.com about the upcoming Comic Cons. We also send out emails to our fans on a regular basis. In addition, we send out direct mail postcards, print flyers and postcards in each city where we hold a Comic Con, which are handed out at local events, retailers and public gatherings. As a result, we believe that we are cost effective when it comes to how we spend our advertising dollars.

We are consistently creating and developing new content to distribute to our fans via all of the digital outlets we have developed, including, without limitation, our iPad app called Wizard World, which can be downloaded via our website at www.wizardworld.com or through Apple’s App store for the iPad.

Trademarks and Copyrights

We have a portfolio of trademarks and service marks and maintain a catalog of copyrighted works. Such marks include Wizard World, Pop FI, Where Pop FI Comes to Life and Wizard World Girls. We do not consider our trademarks, service marks and trademarks to be significant to our business.

Regulation

Typically, we do not have to obtain permits to operate the Comic Cons. The convention centers at which such events occur obtain any required permits and cover fire safety and occupancy matters as part of the rental agreement. Crowd control varies by location and is either provided by the convention center’s personnel or by a third party security service recommended by the convention center. The convention centers do, however, require liability insurance, which Conventions has obtained and maintained.

Customers

Our client base is diverse. We have access to some of what we consider to be the leading movie studios, video game producers, comic book publishers, television broadcasters and toy manufacturers. These customers are potential exhibitors and sponsors of our Comic Con conferences. In addition, our digital media business will provide sales opportunities across the Fortune 1000 corporate sector, as these brand advertisers look to leverage our media properties to target our predominantly male, age 25-44 target audience.

No single advertiser, promoter or sponsor comprises a significant portion of our revenues.

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Competition; Competitive Strengths

In the live, regionally-based consumer conventions market, the strength of a competitor is measured by the location and size of the region or city, the frequency of live events per year, the guest and VIP list (e.g. celebrities and artists), the number of paying attendees, the physical size of the convention, the extent of the public relations outreach (through traditional media, digital media and social media) and the quantity and quality of exhibitors and dealers. We believe that we have a strong competitive position because our Comic Cons take place in well-known major cities in North America throughout the year. Our multiple conventions per year enable us to market our events year round, create a large amount of content that can be distributed through our digital media outlets, and market in not only the regional consumer areas, but nationally as well. The multiple locations also allow us to work with more celebrities, artists and writers and host them in multiple cities.

Most of our competitors produce local one-time events and/or once a year events. For example, Reed Exhibitions Limited (“Reed Exhibitions”), our competitor in the New York market, produces an annual comic con event in New York City. Reed Exhibitions also has a Chicago event that still remains a fraction of the size of our Chicago event. There is an event in Toronto called Fan Expo produced by Hobby Star Marketing Inc., which is limited to the Toronto marketplace. Other than Reed Exhibitions or Hobby Star Marketing Inc., we are not aware of any competitor that has successfully existed or entered a market in which we have a foothold.

Unlike regional competitors such as Reed Exhibitions and Hobby Star Marketing Inc., however, we are able to tap into many geographic pop culture markets as opposed to being limited to the local pop culture market. Further, the number of Comic Cons we produce gives us a competitive advantage over these local comic cons because they do not have the economies of scale and operating efficiencies that result from producing a multitude of Comic Cons. For instance, despite the number of Comic Cons that we hold, production costs remain relatively consistent because, for example, the number of personnel we employ or consult with does not significantly increase with the production of more Comic Cons. Further, the size of the Comic Cons and the volume at which they are produced provide greater leverage to negotiate discounts on such things as hotels, convention centers and other travel expenses. Therefore, it costs us less to produce a Comic Con than a producer that holds only one convention a year.

There is a non-profit educational organization called Comic-Con International, which produces the largest Comic-Con event in the United States, held annually in San Diego, CA, during the month of July. Comic-Con International also produces a show in San Francisco, CA, called WonderCon. Because of the momentum of Comic-Con International in those markets, we do not intend to enter those markets because our view is that the markets are saturated, and therefore could not support multiple shows in San Diego and San Francisco, which is what our shows would provide if they were to be held in such cities. Further, the San Diego Comic-Con has an established history and presence in San Diego, and draws a large audience to the well-publicized and popular event. Thus, there is a significant barrier to our Company entering into the San Diego market. Despite our decision not to enter the San Diego Comic-Con market, the San Diego Comic-Con is considered a competitor given that some fans may have to choose between attending either the San Diego Comic-Con or any one of our Comic Cons, regardless of geographic region.

We believe, however, that we have an advantage over other event producers because our Comic Cons are not limited to one city, but rather to several well-known cities across North America. Therefore, rather than having to travel to San Diego, which for some fans may be a long distance; our fans are able to attend a Wizard World Comic Con that is closer in proximity to them.

We also believe that we have an edge over competitors because our Comic Cons are well known in the markets in which we hold our Comic Cons. We have a reputation among fans, exhibitors and celebrities that our shows will be high quality and well attended by popular fiction fans.

Sales Channels and Pricing Policies

We have outsourced our ticket sales to an online ticketing service, thereby eliminating the need to mail physical badges. Consumers can order online, print out their barcode, come to the show, get scanned and get a wristband for entry. We still, however, sell tickets on-site at the live events themselves. We offer a five dollar discount on the purchase price of our tickets to those who pre-purchase tickets online as compared to those who purchase their tickets on-site at the Comic Con. Tickets typically range from $25 for a single day pass to $55 for a weekend pass. Entry of children ten years old and under is free at all Comic Cons. Across all our digital media properties, display advertising is offered to brand advertisers, priced on a traditional CPM basis.

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Sales and Marketing Strategy

We promote our Comic Cons through a wide variety of media outlets, such as local radio and TV stations, newspapers, fan websites and blogs. We also use online social networks such as Facebook, Twitter, YouTube, Flickr and Tumblr, and an iPad app to reach our fans and provide updates. Further, we promote our Comic Cons on our website www.wizardworld.com and through our email database. We currently sell to prospective corporate sponsors and advertisers through our direct sales force. In coming months, we plan to augment our direct sales force through the utilization of third party representation firms and digital ad networks to help sell display advertising on our digital properties.

Subsequent Business Operations

In late 2011, we began to leverage the popularity of our Comic Cons to use as a springboard to enter the digital media market. Specifically, in September 2011, we launched our new digital entertainment ad network called the “Wizard World Digital Entertainment Network,” which is comprised of two websites; www.wizardworld.com and www.toywiz.com, and the Wizard World email database. The Wizard World Digital Entertainment Network will offer display advertising to brand advertisers, priced on a traditional cost-per-thousand (CPM) ad impression basis. The Wizard World Digital Entertainment Network plans to represent both its owned and operated site, www.wizardworld.com, as well as third-party sites such as www.toywiz.com. The Company expects to sign up several more third-party sites in 2012 and beyond to grow our vertical entertainment ad network business.

Our 2011 Wizard World tour included nine conventions occurring in the following cities: New Orleans, LA, Miami, FL, Toronto, Ontario, Anaheim, CA, New York, NY, Philadelphia, PA, Rosemont, IL, Columbus, OH and Austin, TX. We receive revenue from our Comic Cons in three (3) ways, namely from (i) consumer ticket sales; (ii) exhibitor booth sales; and (iii) national and/or regional sponsorships. Each Comic Con varies in cost to produce. Production costs vary based on the size and scope of the production. Generally, our production costs range from approximately $150,000 for a smaller scale production to over $450,000 for a larger production. We base the number of Comic Cons that we produce on how much internal cash flow we have to fund them, which limits the number of Comic Cons that we can produce in one year.

The Company’s plan for 2012 is to focus the Wizard World tour on the Company’s six most popular ‘Super-Regional shows; New Orleans, LA, Toronto, Ontario, Philadelphia, PA, Rosemont, IL, Columbus, OH and Austin, TX.

The majority of our target audience are young adult males and are active consumers of many types of entertainment and media, such as movies, music, toys, video games, apps, consumer electronics, computers, and lifestyle products (e.g. clothes, footwear, digital devices, mobile phones and men’s personal items).

Growth Strategy

Rather than acquiring or organically developing new Comic Cons, we plan to grow our existing Comic Cons and increase the revenues of our existing Comic Cons by adding more dealers, exhibitors, celebrities, panels, gaming tournaments and VIPs to our Comic Cons. Additionally, we are focused on increasing revenues through increasing corporate sponsorships that allow advertisers a wide range of promotional vehicles on-site and through our public relations efforts. We believe that we will be able to leverage our relationships with our existing dealers, exhibitors, celebrities and VIPs to develop new relationships.

We use the digital marketing outlets that we have developed, such as our website www.wizardworld.com which covers new and upcoming products and talents in the pop culture world, to distribute the large amount of content we create from our live events. We also reach consumers via e-mail and direct mail. We recently launched the new wizardworld.com website and a mobile application that will allow users of iPhone mobile devices to access our content from the live events. Through the distribution of our content via digital media, we offer advertisers the ability to display their ads on our website located at www.wizardworld.com and reach our large e-mail database of fans. Through sales of display advertising space on our digital media properties, we plan to generate revenues and thus strengthen our financial condition.

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In September 2011, we launched our new digital entertainment ad network called the “Wizard World Digital Entertainment Network,” which will be comprised of two websites located at www.wizardworld.com and www.toywiz.com, as well as the Wizard World email database. The Wizard World Digital Entertainment Network will offer display advertising to brand advertisers, priced on a traditional CPM ad impression basis. We plan to work with display advertising networks and third party representation firms, and to hire four direct sales employees over the next 12 months to maximize the monetization of the Wizard World Digital Entertainment Network. We have no signed agreements to date with third-party representation firms. Third-party representation firms represent several web publishers (such as Wizard World), selling their display advertising inventory to brand advertisers and/or advertising agencies. These third-party representation firms obtain a revenue share from the web publisher for any revenue earned through their sales efforts. Wizard World is currently working with interclick, inc. (ad network) to monetize Wizard World’s display advertising inventory.

In 2011, we invested over $850,000 in technical development costs to launch the Wizard World Digital Entertainment Network.

To date, we have been able to raise financing to implement our growth plans by issuing capital stock and warrants through private placements. We plan to continue to obtain financing, when needed, from private placements from time to time, and/or from other traditional financing sources, including, specifically, a Series A Cumulative Convertible Preferred Stock and term notes. We plan to use the proceeds from any private placements for working capital and to expand our business including the build out of all of the Wizard World Digital Entertainment Network’s digital assets, which include an e-mail database and system and newly developed entertainment website (www.wizardworld.com).

Employees

We currently have ten employees, of which nine are full-time and one is part-time. Additionally, we engage five part-time freelance consultants to operate our Comic Con business.

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this Current Report on Form 8-K/A before making an investment decision with regard to our securities. The statements contained in or incorporated herein that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, you may lose all or part of your investment.

Risks Relating to our Company

We have a limited operating history from which you can evaluate our performance.

Since we have a limited operating history, it will be difficult for investors and securities analysts to evaluate our business and prospects and predict future revenue. Because we have a limited operating history, we will encounter risks, expenses and difficulties of which we are unaware, and may be challenging to overcome. There can be no assurance that our efforts will be successful or that we will reach profitability.

Our independent auditors have expressed doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing and force us to cease operations.

In their report dated June 30, 2011, our independent auditors stated that our financial statements for the years ended December 31, 2010 and 2009 were prepared assuming that we would continue as a going concern. Our ability to continue as a going concern is an issue raised because to date, we have incurred net operating losses. We anticipate that we will continue to experience net operating losses.

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Our net operating losses will require that we finance our operations from outside sources, such as obtaining additional funding from the sale of our securities. The going concern explanatory paragraph included in our auditor's report on our financial statements, however, could inhibit our ability to raise additional financing. If we are unable to obtain such additional capital, we will not be able to sustain our operations and would be required to cease our operations. You should consider our independent registered public accountant's comments when determining if an investment in our Company is suitable.

Even if we do raise sufficient capital and generate revenues to support our operating expenses, there can be no assurance that the revenue will be sufficient to enable us to develop our business to a level where it will generate profits and cash flows from operations, or provide a return on investment. In addition, if we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of our stockholders could be significantly diluted, the newly-issued securities may have rights, preferences or privileges senior to those of existing stockholders and the trading price of our common stock could be adversely effected. Further, if we obtain additional debt financing, a substantial portion of our operating cash flow may be dedicated to the payment of principal and interest on such indebtedness, and the terms of the debt securities issued could impose significant restrictions on our operations. If we are unable to continue as a going concern, you may lose your entire investment.

If we need additional capital to fund our growing operations, we may not be able to obtain sufficient capital and may be forced to limit the scope of our operations.

As we implement our growth strategies, we may experience increased capital needs. We may not, however, have sufficient capital to fund our future operations without additional capital investments. If adequate additional financing is not available on reasonable terms or at all, we may not be able to carry out our corporate strategy and we would be forced to modify our business plans (e.g., limit our expansion, limit our marketing efforts and/or decrease or eliminate capital expenditures), any of which may adversely affect our financial condition, results of operation and cash flow. Such reduction could materially adversely affect our business and our ability to compete.

Our capital needs will depend on numerous factors, including, without limitation, (i) our profitability, (ii) our ability to respond to a release of competitive products by our competition, and (iii) the amount of our capital expenditures, including acquisitions. Moreover, the costs involved may exceed those originally contemplated. Cost savings and other economic benefits expected may not materialize as a result of any cost overruns or changes in market circumstances. Failure to obtain intended economic benefits could adversely affect our business, financial condition and operating performances.

We need to manage growth in operations to maximize our potential growth and achieve our expected revenues. Our failure to manage growth will cause a disruption of our operations that may result in the failure to generate revenues at levels we expect.

In order to maximize potential growth in our current markets, we may have to expand our operations. Such expansion will place a significant strain on our management and our operational, accounting and information systems. We expect that we will need to continue to improve our financial controls, operating procedures and management information systems. We will also need to effectively train, motivate and manage our employees. Our failure to manage our growth could disrupt our operations and ultimately prevent us from generating the revenues we expect.

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Risks Related to our Business

General

We may not be able to prevent others from using our intellectual property, and may be subject to claims by third parties that we infringe on their intellectual property.

We regard the content that we plan to distribute via digital media to be important to our success. We plan to rely on non-disclosure and other contractual provisions to protect our proprietary rights. We may also try to protect our intellectual property rights by, among other things, searching the Internet to detect unauthorized use of our intellectual property.

However, policing the unauthorized use of our intellectual property is often difficult and any steps we take may not in every case prevent the infringement by unauthorized third parties. Further, there can be no assurance that our efforts to enforce our rights and protect our intellectual property will be successful. We may need to resort to litigation to enforce our intellectual property rights, which may result in substantial costs and diversion of resources and management attention.

Further, although management does not believe that our products and services infringe on the intellectual rights of others, there is no assurance that we will not be the target of infringement or other claims. Such claims, even if not true, could result in significant legal and other costs and may be a distraction to our management or interrupt our business.

We encounter competition in our business, and any failure to compete effectively could adversely affect our results of operations.

We anticipate that our competitors will continue to expand and seek to obtain additional market share with competitive price and performance characteristics. Aggressive expansion of our competitors or the entrance of new competitors into our markets could have a material adverse effect on our business, results of operations and financial condition.

If we do not compete successfully against new and existing competitors, we may lose our market share, and our operating results may be adversely affected.

We compete with other advertising service providers that may reach our target audience by means that are more effective than our Comic Cons and digital media. Further, if such other providers of advertising have a long operating history, large product and service suites, more capital resources and broad international or local recognition, our operating results may be adversely affected if we cannot successfully compete.

The loss of the services of our key employees and directors, particularly the services rendered by John Macaluso, our Chief Executive Officer, could harm our business.

Our success depends to a significant degree on the services rendered to us by our key employees and directors. In particular, we are heavily dependent on the continued services of John Macaluso, our Chief Executive Officer. The loss of Mr. Macaluso or other members of our senior management team, and our inability to attract highly skilled personnel with sufficient experience in our industry, could harm our business.

Our future success depends upon, in large part, our continuing ability to attract and retain qualified personnel.

Expansion of our business and operation may require additional managers and employees with industry experience, in which case our success will be dependent on our ability to attract and retain experienced management personnel and other employees. There can be no assurance that we will be able to attract or retain qualified personnel. Competition may also make it more difficult and expensive to attract, hire and retain qualified managers and employees. If we fail to attract, train and retain sufficient numbers of the qualified people, our prospects, business, financial condition and results of operations will be materially and adversely affected.

Comic Con Business

If we do not maintain and develop our Wizard World Comic Con brand and those of our strategic partners, we will not be able to attract an audience to the Comic Cons.

We attract audiences and advertisers partly through brand name recognition. We believe that establishing, maintaining and enhancing our portfolio of Comic Cons and the brands of our strategic partners will enhance our growth prospects. The promotion of our Wizard World Comic Con brand and those of our strategic partners will depend largely on our success in maintaining a sizable and loyal audience, providing high-quality content and organizing effective marketing programs. If we fail to meet the standards to which our consumers are accustomed, our reputation will be harmed and we may lose market share.

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Our future success depends on attracting sponsors and pop culture advertisers who will advertise at our Comic Cons. If we fail to attract a sufficient number of sponsors and pop culture advertisers, our operating results and revenues may not meet expectations.

One of our important strategies is to create an integrated platform of tours on which sponsors and pop-culture advertisers wishing to reach our young male target audience may advertise. However, advertisers may find that our targeted demographic does not consist of their desired consumers or a critical mass of consumers, decide to use a competitor’s services or decide not to use our services for other reasons. If the sponsors and pop-culture advertisers decide against advertising with us, we may not realize our growth potential or meet investor expectations. Our future operating results and business prospects could be adversely affected.

We may not be able to respond to changing consumer preferences and our sales may decline.

We operate in markets that are subject to change, including changes in customer preferences. New fads, trends and shifts in pop culture could affect the type of live events customers will attend or the products consumers will purchase. Content in which we have invested significant resources may fail to meet consumer demand at the time. A decrease in the level of media exposure or popularity of the pop culture market or a loss in sales could have a material adverse effect on our business, prospects and financial condition.

We rely on key contracts and business relationships, and if our current or future business partners or contracting counterparties fail to perform or terminate any of their contractual arrangements with us for any reason or cease operations, or should we fail to adequately identify key business relationships, our business could be disrupted and our reputation may be harmed.

If any of our business partners or contracting counterparties fails to perform or terminates their agreement(s) with us for any reason, or if our business partners or contracting counterparties with which we have short-term agreements refuse to extend or renew the agreement or enter into a similar agreement, our ability to carry on operations and cross-sell sales and marketing services among different platforms may be impaired. In addition, we depend on the continued operation of our long-term business partners and contracting counterparties and on maintaining good relations with them. If one of our long-term partners or counterparties is unable (including as a result of bankruptcy or a liquidation proceeding) or unwilling to continue operating in the line of business that is the subject of our contract, we may not be able to obtain similar relationships and agreements on terms acceptable to us or at all. If a partner or counterparty fails to perform or terminates any of the agreements with us or discontinues operations, and we are unable to obtain similar relationships or agreements, such events could have an adverse effect on our operating results and financial condition. Further, if we are unable to timely produce our Comic Cons or produce the same quality of Comic Cons to which our target demographic has been accustomed, the consequences could be far-reaching and harmful to our reputation, existing business relationships and future growth potential.

We may also need to form new strategic partnerships or joint ventures to access appropriate assets and industry know-how. Failing to identify, execute and integrate such future partnerships or joint ventures may have an adverse effect on our business, growth, financial condition, and cash flow from operations.

Insiders have substantial control over us, and they could delay or prevent a change in our corporate control even if our other stockholders want it to occur.

As of June 28, 2012, our executive officers, directors and principal stockholders who beneficially own 5% or more of our outstanding common stock, in the aggregate, approximately 86.05% of our outstanding common stock. These stockholders are able to exercise significant control over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. This could delay or prevent an outside party from acquiring or merging with our Company even if our other stockholders want it to occur.

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Our Certificate of Incorporation provides for indemnification of officers and directors at our expense and limits their liability, which may result in a major cost to us and hurt the interests of our stockholders because corporate resources may be expended for the benefit of officers and/or directors.

Our certificate of incorporation and applicable Delaware law provide for the indemnification of our directors and officers against attorney’s fees and other expenses incurred by them in any action to which they become a party arising from their association with or activities on our behalf. This indemnification policy could result in substantial expenditures by us that we will be unable to recoup.

We have been advised that, in the opinion of the Commission, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter, if it were to occur, is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares if such a market ever develops.

Digital Media

We could face a variety of risks of expanding into a new business.

Risks of our entry into the new business line of digital media, include, without limitation: (i) potential diversion of management’s attention and other resources, including available cash, from our existing businesses; (ii) unanticipated liabilities or contingencies; (iii) need for additional capital and other resources to expand into this new line of business; and (iv) inefficient combination or integration of operational and management systems and controls. Entry into a new line of business may also subject us to new laws and regulations with which we are not familiar, and may lead to increased litigation and regulatory risk. Further, our business model and strategy are still evolving and are continually being reviewed and revised, and we may not be able to successfully implement our business model and strategy. We may not be able to attract a sufficiently large number of audience or customers, or recover costs incurred for developing and marketing these products or services. If we are unable to successfully implement our growth strategies, our revenue and profitability may not grow as we expect, our competitiveness may be materially and adversely affected, and our reputation and business may be harmed.

In developing and marketing the new = business of digital media, we may invest significant time and resources. Initial timetables for the introduction and development of our digital media business may not be achieved and price and profitability targets may not prove feasible. Furthermore, any new line of business could have a significant impact on the effectiveness of our system of internal controls. Failure to successfully manage these risks in the development and implementation of our new digital media business could have a material adverse effect on our business, results of operations and financial condition.

We will face significant competition in the digital media business. If we fail to compete effectively, we may lose users to competitors, which could materially and adversely affect our ability to generate revenues from online advertising.

We will face significant competition for online advertising revenues with other websites that sell online advertising services. In addition, we indirectly compete for advertising budgets with traditional advertising media, such as television and radio stations, newspapers and magazines, and major out-of-home media. Some of our competitors may have longer operating histories and significantly greater financial, technical and marketing resources than we do, and in turn may have an advantage in attracting and retaining users and advertisers.

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Risks Relating to Being a Public Company

We will incur significant costs to ensure compliance with United States corporate governance and accounting requirements.

We will incur significant costs associated with our public company reporting requirements and costs associated with corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We may be wrong in our prediction or estimate of the amount of additional costs we may incur or the timing of such costs.

If we fail to maintain an effective system of internal control over financial reporting, our ability to accurately and timely report our financial results or prevent fraud may be adversely affected and investor confidence may be adversely impacted.

As directed by Section 404 of the Sarbanes-Oxley Act of 2002, or SOX 404, the Commission adopted rules requiring public companies to include a report of management on the company’s internal controls over financial reporting in their annual reports. Under current Commission rules, our management may conclude that our internal controls over our financial reporting are not effective. Even if our management concludes that our internal controls over financial reporting are effective, our independent registered public accounting firm may issue a report that is qualified if it is not satisfied with our controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. In the event that we are unable to have effective internal controls, investors and others may lose confidence in the reliability of our financial statements and our ability to obtain equity or debt financing as needed could suffer.

Risks Relating To Our Industry

A continued decline in general economic conditions and disruption of financial markets may, among other things, reduce the discretionary income of consumers or further erode advertising markets, which could adversely affect our business.

Our operations are affected by general economic conditions, which affect consumers’ disposable income. The demand for entertainment and leisure activities tends to be highly sensitive to the level of consumers’ disposable income. Declines in general economic conditions could reduce the level of discretionary income that our fans and potential fans have to spend on consumer products and entertainment, which could adversely affect our revenues. Volatility and disruption of financial markets could limit our advertisers,’ sponsors’ and/or promoters’ ability to obtain adequate financing to maintain operations, and result in a decrease in sales volume that could have a negative impact on our business, financial condition and results of operations. Continued softness in the market could adversely affect our revenues or the financial viability of our distributors.

The advertising market is particularly volatile and we may not be able to effectively adjust to such volatility.

Advertising spending is volatile and sensitive to changes in the economy. Our advertising customers may reduce the amount they spend on our media for a number of reasons, including, without limitation:

•	a downturn in economic conditions;

•	a deterioration of the ratings of their programs; or

•	a decline in advertising spending in general.

We may be unable to maintain or increase our advertising fees and sales, which could negatively affect our ability to generate revenues in the future. A decrease in demand for advertising in general, and for our advertising services in particular, could materially and adversely affect our operating results.

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Risks Related To Our Securities

Our common stock is quoted on the Pink Sheets, which may have an unfavorable impact on our stock price and liquidity.

Our common stock is quoted on the Pink Sheets. The quotation of our shares on the Pink Sheets may result in a less liquid market available for existing and potential stockholders to trade shares of our common stock, could depress the trading price of our common stock and could have a long-term adverse impact on our ability to raise capital in the future.

There is limited liquidity on the Pink Sheets, which enhances the volatile nature of our equity.

When fewer shares of a security are being traded on the Pink Sheets, volatility of prices may increase and price movement may outpace the ability to deliver accurate quote information. Due to lower trading volumes in shares of our common stock, there may be a lower likelihood that orders for shares of our common stock will be executed, and current prices may differ significantly from the price that was quoted at the time of entry of the order.

Our stock price is likely to be highly volatile because of our limited public float.

The market price of our common stock is likely to be highly volatile because there has been a relatively thin trading market for our stock, which causes trades of small blocks of stock to have a significant impact on our stock price. You may not be able to resell shares of our common stock following periods of volatility because of the market's adverse reaction to volatility. Other factors that could cause such volatility may include, among other things: actual or anticipated fluctuations in our operating results; the absence of securities analysts covering us and distributing research and recommendations about us; overall stock market fluctuations; economic conditions generally; announcements concerning our business or those of our competitors; our ability to raise capital when we require it, and to raise such capital on favorable terms; conditions or trends in the industry; litigation; changes in market valuations of other similar companies; announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships or joint ventures; future sales of common stock; actions initiated by the Commission or other regulatory bodies; and general market conditions. Any of these factors could have a significant and adverse impact on the market price of our common stock. These broad market fluctuations may adversely affect the trading price of our common stock, regardless of our actual operating performance.

In order to raise sufficient funds to expand our operations, we may have to issue additional securities at prices which may result in substantial dilution to our shareholders.

If we raise additional funds through the sale of equity or convertible debt, our current stockholders’ percentage ownership will be reduced. In addition, these transactions may dilute the value of our common shares outstanding. We may also have to issue securities that may have rights, preferences and privileges senior to our common stock.

We do not currently have a broker or dealer creating or maintaining a market in our stock.

There is currently no broker or dealer acting as a market maker for our securities. The lack of a market maker for our securities could adversely influence the market for, and price of, our securities, as well as your ability to dispose of, or to obtain accurate information about, and/or quotations as to the price of, our securities. If an active public trading market for our securities does not develop, the market price and liquidity of such securities may be adversely affected.

If a market were to develop, future trading prices could depend upon many factors, such as prevailing interest rates, our operating results, and the markets for similar securities. Historically, the market for non-investment grade securities has been subject to disruptions that have caused substantial volatility in the prices of securities similar to our common stock. There can be no assurance that if a market for our common stock was to develop, such a market would not be subject to similar disruptions.

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Our stock is thinly traded, so you may be unable to sell at or near ask prices or at all.

The shares of our common stock are traded on the Pink Sheets and are thinly traded, meaning that the number of persons interested in purchasing our common stock at or near ask prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company that is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community who generate or influence sales volume. Even in the event that we come to the attention of such persons, they would likely be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we become more seasoned and viable. As a consequence, our stock price may not reflect an actual or perceived value. Also, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as is currently the case, as compared to a seasoned issuer that has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. A broader or more active public trading market for our common shares may not develop or if developed, may not be sustained. Due to these conditions, you may not be able to sell your shares at or near ask prices or at all if you need money or otherwise desire to liquidate your shares

Currently, there is no public market for our securities, and there can be no assurances that any public market will ever develop and, even if developed, it is likely to be subject to significant price fluctuations.

We have a trading symbol for our common stock, namely ‘WIZD’. However, our stock has been thinly traded, if at all. Consequently, there can be no assurances as to whether:

•	any market for our shares will develop;

•	the prices at which our common stock will trade; or

•	the extent to which investor interest in us will lead to the development of an active, liquid trading market.

Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these risk factors, investor perception of our Company and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

We are subject to the penny stock rules which will make our securities more difficult to sell.

We are subject to the Commission’s “penny stock” rules because our securities sell below $5.00 per share. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the Commission which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation.

Furthermore, the penny stock rules require that prior to a transaction, the broker dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for our securities. As long as our securities are subject to the penny stock rules, the holders of such securities will find it more difficult to sell their securities.

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We are not likely to pay cash dividends in the foreseeable future.

We currently intend to retain any future earnings for use in the operation and expansion of our business. Accordingly, we do not expect to pay any cash dividends in the foreseeable future, but will review this policy as circumstances dictate.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

This Current Report on Form 8-K/A contains forward-looking statements within the meaning of the federal securities laws. These include statements about our expectations, beliefs, intentions or strategies for the future, which we indicate by words or phrases such as “anticipate,” “expect,” “intend,” “plan,” “will,” “we believe,” “Wizard believes,” “management believes” and similar language. Except for the historical information contained herein, the matters discussed in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and elsewhere in this Current Report are forward-looking statements that involve risks and uncertainties. The factors listed in the section captioned “Risk Factors,” as well as any cautionary language in this Current Report, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from those projected. Except as may be required by law, we undertake no obligation to update any forward-looking statement to reflect events after the date of this Current Report on Form 8-K/A.

Overview

We intend for this discussion to provide information that will assist in understanding our financial statements, the changes in certain key items in those financial statements, and the primary factors that accounted for those changes, as well as how certain accounting principles affect our financial statements. This discussion should be read in conjunction with our financial statements and accompanying notes for the years ended December 31, 2010 and 2009 (the “Subject Period”) included elsewhere in this report.

We are a producer of pop culture and multimedia conventions (“Comic Cons”) across North America that markets movies, TV shows, video games, technology, toys, social networking/gaming platforms, comic books and graphic novels. These Comic Cons provide sales, marketing, promotions, public relations, advertising and sponsorship opportunities for entertainment companies, toy companies, gaming companies, publishing companies, marketers, corporate sponsors and retailers.

Plan of Operation

Our Company has two lines of business: (i) live multimedia events, which involves ticket sales and exhibitor booth space, and (ii) sponsorships and advertising. Our current focus is on growing our existing Comic Cons by obtaining new exhibitors and dealers and attracting more high profile celebrities and VIPs. We also plan to expose our database of fans and our target market of young adult males to our content through digital media such as Facebook, Twitter, YouTube, Flickr, and Tumblr, and draw higher traffic to our website www.wizardworld.com by creating content from our live multimedia events and promoting such events through emails, newsletters, our iPad app and our soon to be released iPhone and Android apps.

We expect to produce nine (9) live events during the year ended December 31, 2011. We run the risk that we will not be profitable in the live event business. To date, we have operated profitable live events in both the Philadelphia and Chicago markets, but we have operated at a deficit in other events. In order for us to operate a successful event, we must produce an event that is relevant to the public in order drive ticket sales, booth sales, sponsorship and advertising.

In order for the Company to grow the digital business, we must attract unique users and drive traffic to our online site. To date, we have exhausted considerable resources developing our media platform, but we have yet to earn a profit from the platform.

Currently, our media platform has been funded on capital raised from outside investors. We are currently earning revenue from the site, but not enough to maintain the costs to operate. We must continue to fund the media platform from outside investors and from cash flow from the live event business until the media platform generates enough revenue to support its own operation.

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Results of Operations

The below results of operations are that of Wizard Conventions, Inc. The results of operations do not include the consolidated results of operations of GoEnergy, Inc.

For the Year Ended December 31, 2010 Compared to December 31, 2009

Summary of Statements of Operations for the Years Ended December 31, 2010 and 2009:

	Year ended
	December 31, 2010	December 31, 2009
Convention revenue	$3,000,814	$2,119,327
Gross profit	$467,432	$(59,678)
General and administrative expenses	$(491,182)	$(768,221)
Loss from operations	$(23,750)	$(827,899)
Other expenses	$(3,454)	$(1,726)
Net Loss	$(27,204)	$(829,625)
Loss per common share – basic and diluted	$(27,204)	$(829,625)

Convention Revenue

Convention revenue was $3,000,814 for the year ended December 31, 2010, as compared to $2,119,327 for the comparable year ended December 31, 2009, and increase of $881,487. The significant increase in convention revenue is primarily attributable to an increase in the number of live events (8) produced in 2010 as compared to 2009 (3) offset by a $315,863 decrease in existing live event share revenue. The five (5) new events generated revenue of $1,197,350.

Gross Profit

Gross profit percentage strengthened from (3)% during the year ended December 31, 2009 to 16% during the year ended December 31, 2010. The increase in the gross profit percentage is primarily attributable to the Company significantly cutting production costs on a per show basis while increasing the gross revenue per show. For example, the Company significantly decreased convention show staff and began utilizing more part-time staff to assist in running the live events. The Company successfully decreased direct costs associated with the Philadelphia, Rosemont and New York City live events during the year ended December 31, 2010 by approximately $1,100,000. This decrease in costs was offset by increases in costs of approximately $1,175,000 in the 5 new events that were not produced during the year ended December 31, 2009.

General and Administrative Expenses

General and administrative expenses for the year ended December 31, 2010 was $491,182, as compared to $768,221 for the year ended December 31, 2009. The $277,039 decrease is attributable to a substantial decrease in employee headcount, which accounted for a $68,000 decrease in salaries and wages. In addition, bad debt expense decreased by approximately $65,000 during the year ended December 31, 2010 as compared to the comparable year ended December 31, 2009. Further, the Company made an effort to decrease other overhead expense accounts due to a lack of funding during the year ended December 31, 2010.

Loss from Operations

Loss from operations for the December 31, 2010, was $(23,750) as compared to $(827,899) for the year ended December 31, 2009. The decrease in operating loss is primarily attributable to the increased number of live events, increased profitability experienced at each live event, and management’s effort to decrease general and overhead expenses.

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Other expenses

Other expenses consisted of interest expenses accrued on the Company’s liabilities.

Net Loss

Net loss for year ended December 31, 2010 was $(27,204) or loss per share of $(27,204), as compared to $(829,625) or loss per share of $(829,625) for the comparable year ended December 31, 2009.

Inflation did not have a material impact on the Company’s operations for the period. Other than the foregoing, management knows of no trends, demands, or uncertainties that are reasonably likely to have a material impact on the Company’s results of operations.

Liquidity and Capital Resources

The following table summarizes total current assets, liabilities and working capital at December 31, 2010 compared to December 31, 2009.

	December 31, 2010	December 31, 2009	Increase/Decrease
Current Assets	$84,665	$41,577	$43,088
Current Liabilities	$620,499	$556,918	$63,581
Working Capital (Deficit)	$(535,834)	$(515,341)	$(20,493)

At December 31, 2010, we had a working capital deficit of $535,834, as compared to a working capital deficit of $515,341, at December 31, 2009, a decrease of $(20,493). The decrease is primarily attributable to an increase of prepaid expenses offset by a larger increase in accounts payable and other current liabilities.

Net cash used for operating activities for the year ended December 31, 2010 and 2009 was $(26,341) and $(663,652), respectively. The net loss for year ended December 31, 2010 and 2009 was $(27,204) and $(663,652), respectively. The Company’s cash used in operations decreased significantly primarily due to management’s decision to restrict expenses and cut costs in overhead during the year ended December 31, 2010 as compared to the year ended December 31, 2009.

Net cash obtained through all financing activities for the year ended December 31, 2010 was $26,169, as compared to $666,016 for the year ended December 31, 2009. The decrease is primarily attributable to the Company receiving considerable funds from repayments of related party debt that was received during the year ended December 31, 2009.

Going Concern

As reflected in the accompanying financial statements, the Company had a net loss of $(27,204) and net cash used in operations of $26,341 for the year ended December 31, 2010, and a working capital deficit and stockholders’ deficit of $535,834 and $532,504, respectively, at December 31, 2010. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The ability of the Company to continue its operations is dependent on management's plans, which include the raising of capital through debt and/or equity markets with some additional funding from other traditional financing sources, including term notes.

The Company will require additional funding to finance the growth of its current and expected future operations as well as to achieve its strategic objectives. The Company believes its current available cash along with anticipated revenues may be insufficient to meet its cash needs for the near future. There can be no assurance that financing will be available in amounts or terms acceptable to the Company, if at all.

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In response to these problems, management has taken the following actions:

•	seek additional third party debt and/or equity financing;

•	continue with the implementation of the business plan;

•	increase product prices and reduce discounts;

•	increase revenue from existing live events; and

•	increase revenue through sponsorship and advertising deals.

Off-Balance Sheet Arrangements

As of June 30, 2011, Conventions had no off-balance sheet arrangements.

Critical Accounting Policies

We believe that the following accounting policies are the most critical to aid you in fully understanding and evaluating this “Management’s Discussion and Analysis of Financial Condition and Plan of Operation.”

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Property and equipment

Property and equipment is stated at historical cost less accumulated depreciation and amortization. Depreciation and amortization is computed on a straight-line basis over the estimated useful lives of the assets, varying from 3 to 5 years or, when applicable, the life of the lease, whichever is shorter.

Long-lived assets

We comply with the accounting and reporting requirements of Statement of Financial Accounting Standards (“SFAS”) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets . We will periodically evaluate the carrying value of long-lived assets when events and circumstances warrant such a review. Long-lived assets will be written down if the evaluation determines that the fair value is less than the book amount.

Income taxes

We comply with SFAS No. 109, Accounting for Income Taxes, which requires an asset and liability approach to financial reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred income tax assets to the amount expected to be realized.

Revenue recognition

In accordance with the provisions of Staff Accounting Bulletin (“SAB”) No. 101, Revenue Recognition, as amended by SAB 104, revenues are generally recognized when products are shipped or as services are performed. However, due to the nature of our business, there are additional steps in the revenue recognition process, as described below:

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•	Sponsorships: We follow the guidance of Emerging Issues Task Force (“EITF”) Issue 00-21 Revenue Arrangements with Multiple Deliverables, and assign the total of sponsorship revenues to the various elements contained within a sponsorship package based on their relative fair values.

Fair Value of Financial Instruments

We follow paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of our financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of our financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

•	Level 1 Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

•	Level 2 Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date. Level 3 Pricing inputs that are generally observable inputs and not corroborated by market data.

The carrying amounts of our financial assets and liabilities, such as accrued expenses, approximate our fair values because of the short maturity of this instrument.

We do not have any assets or liabilities measured at fair value on a recurring or a non-recurring basis, consequently, we did not have any fair value adjustments for assets and liabilities measured at fair value at January 31, 2011, nor gains or losses are reported in the statement of operations that are attributable to the change in unrealized gains or losses relating to those assets and liabilities still held at the reporting date for the period.

Recent accounting pronouncements

In January 2010, the FASB issued the FASB Accounting Standards Update No. 2010-01 “Equity Topic 505 – Accounting for Distributions to Shareholders with Components of Stock and Cash” , which clarify that the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a potential limitation on the total amount of cash that all shareholders can elect to receive in the aggregate is considered a share issuance that is reflected in EPS prospectively and is not a stock dividend for purposes of applying Topics 505 and 260 (Equity and Earnings Per Share (“EPS”)). Those distributions should be accounted for and included in EPS calculations in accordance with paragraphs 480-10-25- 14 and 260-10-45-45 through 45-47 of the FASB Accounting Standards codification. The amendments in this Update also provide a technical correction to the Accounting Standards Codification. The correction moves guidance that was previously included in the Overview and Background Section to the definition of a stock dividend in the Master Glossary. That guidance indicates that a stock dividend takes nothing from the property of the corporation and adds nothing to the interests of the stockholders. It also indicates that the proportional interest of each shareholder remains the same, and is a key factor to consider in determining whether a distribution is a stock dividend.

In January 2010, the FASB issued the FASB Accounting Standards Update No. 2010-02 “Consolidation Topic 810 – Accounting and Reporting for Decreases in Ownership of a Subsidiary – a Scope Clarification” , which provides amendments to Subtopic 810-10 and related guidance within U.S. GAAP to clarify that the scope of the decrease in ownership provisions of the Subtopic and related guidance applies to the following:

1.	A subsidiary or group of assets that is a business or nonprofit activity;

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2.	A subsidiary that is a business or nonprofit activity that is transferred to an equity method investee or joint venture; and

3.	An exchange of a group of assets that constitutes a business or nonprofit activity for a non-controlling interest in an entity (including an equity method investee or joint venture).

The amendments in this Update also clarify that the decrease in ownership guidance in Subtopic 810-10 does not apply to the following transactions even if they involve businesses:

1.	Sales of in substance real estate. Entities should apply the sale of real estate guidance in Subtopics 360-20 (Property, Plant, and Equipment) and 976-605 (Retail/Land) to such transactions; and

2.	Conveyances of oil and gas mineral rights. Entities should apply the mineral property conveyance and related transactions guidance in Subtopic 932-360 (Oil and Gas-Property, Plant, and Equipment) to such transactions.

If a decrease in ownership occurs in a subsidiary that is not a business or nonprofit activity, an entity first needs to consider whether the substance of the transaction causing the decrease in ownership is addressed in other U.S. GAAP, such as transfers of financial assets, revenue recognition, exchanges of nonmonetary assets, sales of in substance real estate, or conveyances of oil and gas mineral rights, and apply that guidance as applicable. If no other guidance exists, an entity should apply the guidance in Subtopic 810-10.

In January 2010, the FASB issued the FASB Accounting Standards Update No. 2010-06 “Fair Value Measurements and Disclosures (Topic 820) Improving Disclosures about Fair Value Measurements” , which provides amendments to Subtopic 820-10 that require new disclosures as follows:

1.	Transfers in and out of Levels 1 and 2. A reporting entity should disclose separately the amounts of significant transfers in and out of Level 1 and Level 2 fair value measurements and describe the reasons for the transfers; and

2.	Activity in Level 3 fair value measurements. In the reconciliation for fair value measurements using significant unobservable inputs (Level 3), a reporting entity should present separately information about purchases, sales, issuances, and settlements (that is, on a gross basis rather than as one net number).

This Update provides amendments to Subtopic 820-10 that clarify existing disclosures as follows:

1.	Level of disaggregation. A reporting entity should provide fair value measurement disclosures for each class of assets and liabilities. A class is often a subset of assets or liabilities within a line item in the statement of financial position. A reporting entity needs to use judgment in determining the appropriate classes of assets and liabilities; and

2.	Disclosures about inputs and valuation techniques. A reporting entity should provide disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements. Those disclosures are required for fair value measurements that fall in either Level 2 or Level 3.

This Update also includes conforming amendments to the guidance on employers’ disclosures about postretirement benefit plan assets (Subtopic 715-20). The conforming amendments to Subtopic 715-20 change the terminology from major categories of assets to classes of assets and provide a cross reference to the guidance in Subtopic 820-10 on how to determine appropriate classes to present fair value disclosures. The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years.

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In February 2010, the FASB issued the FASB Accounting Standards Update No. 2010-09 “Subsequent Events (Topic 855) Amendments to Certain Recognition and Disclosure Requirements” , which provides amendments to Subtopic 855-10 as follows:

1.	An entity that either (a) is an SEC filer or(b) is a conduit bond obligor for conduit debt securities that are traded in a public market (a domestic or foreign stock exchange or an over-the-counter market, including local or regional markets) is required to evaluate subsequent events through the date that the financial statements are issued. If an entity meets neither of those criteria, then it should evaluate subsequent events through the date the financial statements are available to be issued;

2.	An entity that is an SEC filer is not required to disclose the date through which subsequent events have been evaluated. This change alleviates potential conflicts between Subtopic 855-10 and the SEC’s requirements; and

3.	The scope of the reissuance disclosure requirements is refined to include revised financial statements only. The term revised financial statements is added to the glossary of Topic 855. Revised financial statements include financial statements revised either as a result of correction of an error or retrospective application of U.S. generally accepted accounting principles.

All of the amendments in this Update are effective upon issuance of the final Update, except for the use of the issued date for conduit debt obligors. That amendment is effective for interim or annual periods ending after June 15, 2010.

In April 2010, the FASB issued the FASB Accounting Standards Update No. 2010-17 “Revenue Recognition — Milestone Method (Topic 605) Milestone Method of Revenue Recognition” , which provides guidance on the criteria that should be met for determining whether the milestone method of revenue recognition is appropriate. A vendor can recognize consideration that is contingent upon achievement of a milestone in its entirety as revenue in the period in which the milestone is achieved only if the milestone meets all criteria to be considered substantive.

Determining whether a milestone is substantive is a matter of judgment made at the inception of the arrangement. The following criteria must be met for a milestone to be considered substantive. The consideration earned by achieving the milestone should:

1.	Be commensurate with either of the following:

a.	The vendor’s performance to achieve the milestone; and

b.	The enhancement of the value of the item delivered as a result of a specific outcome resulting from the vendor's performance to achieve the milestone.

2.	Relate solely to past performance; and

3.	Be reasonable relative to all deliverables and payment terms in the arrangement.

A milestone should be considered substantive in its entirety. An individual milestone may not be bifurcated. An arrangement may include more than one milestone, and each milestone should be evaluated separately to determine whether the milestone is substantive. Accordingly, an arrangement may contain both substantive and non-substantive milestones.

A vendor's decision to use the milestone method of revenue recognition for transactions within the scope of the amendments in this Update is a policy election. Other proportional revenue recognition methods also may be applied as long as the application of those other methods does not result in the recognition of consideration in its entirety in the period the milestone is achieved. A vendor that is affected by the amendments in this Update is required to provide all of the following disclosures:

1.	A description of the overall arrangement;

2.	A description of each milestone and related contingent consideration;

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3.	A determination of whether each milestone is considered substantive;

4.	The factors that the entity considered in determining whether the milestone or milestones are substantive; and

5.	The amount of consideration recognized during the period for the milestone or milestones.

The amendments in this Update are effective on a prospective basis for milestones achieved in fiscal years, and interim periods within those years, beginning on or after June 15, 2010. Early adoption is permitted. If a vendor elects early adoption and the period of adoption is not the beginning of the entity's fiscal year, the entity should apply the amendments retrospectively from the beginning of the year of adoption. Additionally, a vendor electing early adoption should disclose the following information at a minimum for all previously reported interim periods in the fiscal year of adoption:

1.	Revenue;

2.	Income before income taxes;

3.	Net income;

4.	Earnings per share; and

5.	The effect of the change for the captions presented.

A vendor may elect, but is not required, to adopt the amendments in this Update retrospectively for all prior periods. Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

MANAGEMENT

Directors and Officers

Terry Fields has resigned from his position as Chief Executive Officer and all officer positions that he held with our Company, other than as Chief Financial Officer, effective as of the Closing Date of the Share Exchange, and as the sole director of our Company, effective as of January 14, 2011. Mr. Fields resigned as Chief Financial Officer after the filing of the Company’s Form 10-Q for the three month period ended October 31, 2010, effective immediately after the filing of the Form 10-Q. Gareb Shamus was appointed as our President, Chief Executive Officer and a Director on the Closing Date. Mr. Shamus has resigned from all of his positions with the Company, effective as of December 1, 2011.

The following table sets forth the names, ages, and position of our executive officer and directors. Each executive officer holds his office until he resigns, is removed by our board of directors, or his successor is elected and qualified. Directors are elected annually by our stockholders at the annual meeting. Each director holds office until his successor is elected and qualified or his earlier resignation or removal.

Name	Age	Title

Gareb Shamus (1)	42	President, Chief Executive Officer and Director

Michael Mathews	49	Chairman of the Board

Vadim Mats	27	Director

Greg Suess	38	Director

John Macaluso	54	Director

John Maatta	59	Director

Terry Fields (2)	67	Chief Financial Officer

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1.	Mr. Shamus served as the Company’s President, Chief Executive Officer and Director from December 7, 2010 to December 1, 2011.
2.	Mr. Fields served as our Chief Financial Officer from September 11, 2008 to December 17, 2010, and as the Company’s President, Chief Executive Officer, Secretary and a director of the Company from September 11, 2008 to December 7, 2010.

A brief biography of our officers and directors is more fully described in Item 5.02, which is incorporated herein by reference.

Audit Committee; Audit Committee Financial Expert

We have not yet appointed an audit committee. Our Board of Directors (the “Board”) currently acts as our audit committee. At the present time, we believe that our Board is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting.

We currently do not have a member who qualifies as an “audit committee financial expert” as defined in Item 401(e) of Regulation S-K and is “independent” as the term is used in Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act. Our Board is in the process of searching for a suitable candidate for this position.

Family Relationships

There are no family relationships between any of our officers or directors.

Involvement in Certain Legal Proceedings

None of our directors or executive officers have been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or have been a party to any judicial or administrative proceeding during the past ten years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Except as set forth in our discussion below in “Certain Relationships and Related Transactions,” none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the Commission.

Code of Ethics

We have not yet adopted a code of ethics because we wanted to complete our constitution of the Board prior to adopting such code of ethics to allow the entire Board to review and approve a code of ethics.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following summary compensation table sets forth all compensation awarded to, earned by, or paid by us to, the named executive officers during the fiscal years ended December 31, 2010 and 2009 in all capacities for the accounts of our executives, including the Chief Executive Officer and Chief Financial Officer.

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Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Award ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)

Terry Fields Pres., CEO, CFO and Secretary (1)	2009	0	0	0	0	0	0	0	0
	2010	0	0	0	0	0	0	0	0

Gareb Shamus Pres. & CEO (2)	2009	60,000	0	0	0	0	0	0	60,000
	2010	76,800	0	0	0	0	0	299,235	376,035

(1)	Mr. Fields resigned from his position as Chief Financial Officer and as a member of the Company’s board of directors on January 4, 2011.

(2)	Mr. Shamus was not appointed President and Chief Executive Officer of the Company until December 7, 2010, but was the Chief Executive of Conventions during the periods presented above. Mr. Shamus resigned from his respective executive officer and director positions on December 1, 2011. On December 31, 2010, the Company determined that the outstanding loan and interest in the amount of $299,235 to Wizard Entertainment, was uncollectable. Because Wizard Entertainment is controlled by Gareb Shamus, the Company determined that balance should be considered compensation. The Company recorded $299,235 to compensation expense.

Outstanding Equity awards at Fiscal Year End

There were no outstanding equity awards as of July 31, 2010.

Shamus Agreements

The Company entered into an employment agreement, effective May 25, 2011 (the “Employment Agreement”), with Mr. Gareb Shamus, pursuant to which he was to serve as the Company’s Chief Executive Officer and President. The term of the employment was for a period of three (3) years and automatically renewed for additional one (1) year periods unless either Mr. Shamus or the Company gave written notice of non-renewal to the other party no later than sixty (60) days prior to the expiration of the then current term.

The Employment Agreement provided for an annual base salary of $140,000 (the “Base Salary”), subject to an annual increase of at least ten percent (10%) per annum, and may not be decreased. In addition to the Base Salary, Mr. Shamus was to receive an annual bonus of up to one hundred percent (100%) of his then-current Base Salary (to be paid 50% in cash and 50% in restricted stock) based upon the achievement of certain performance targets to be agreed upon by Mr. Shamus and a majority of the Board (the “Bonus Target”). Notwithstanding the foregoing, in the event that the performance of the Company business for any fiscal year is greater than seventy-five percent (75%), but less than one hundred percent (100%), of the applicable Bonus Target, Mr. Shamus was entitled to a percentage of the annual bonus as determined in the Employment Agreement. In the event Mr. Shamus and the Board are unable to agree to a mutually acceptable Bonus Target, Mr. Shamus was to receive an annual bonus of not less than fifteen percent (15%) of the Base Salary, all of which could have been paid in restricted stock at Mr. Shamus’ sole discretion.

Upon termination of Mr. Shamus’ employment for death or Total Disability (as defined in the Employment Agreement), Mr. Shamus was to receive, in addition to the accrued but unpaid compensation and vacation pay through the date of death or Total Disability and any other benefits accrued under any Benefit Plans outstanding, the following severance benefits (i) six (6) months Base Salary at the then current rate, payable in a lump sum, less withholding of applicable taxes; (ii) continues provision for a period of twelve (12) months following Mr. Shamus’ death of benefits under the Benefit Plan extended from time to time by the Corporation to its senior executives; and (iii) payment on a pro-rated basis of any bonus or other payments earned in connection with any bonus plan to which the Executive was a participant as of the date of death or Total Disability.

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Upon termination of the Mr. Shamus’ employment at the option of Mr. Shamus, upon ninety (90) days written notice, or at the Company’s option, in the event of an act by Mr. Shamus that constitutes Cause (as defined in the Employment Agreement), Mr. Shamus was to receive, in addition to the reimbursement of documented, unreimbursed expenses incurred prior to such date, the following severance benefits: (i) accrued and unpaid Base Salary and (ii) vacation pay through the date of termination.

Upon a Change of Control (as hereinafter defined), the Mr. Shamus was to receive, in addition to the accrued but unpaid compensation and vacation pay through the date of termination and any other benefits accrued to him under any Benefit Plans outstanding at such time and the reimbursement of documented, unreimbursed expenses incurred prior to such date, the following severance benefits: (i) the greater of twelve (12) months’ Base Salary at the then current rate or the remainder of the Base Salary due under the Employment Agreement; (ii) continued provision for a period of twelve (12) months after the date of termination of the benefits under Benefit Plans extended from time to time by the Corporation to its senior executives; and (iii) payment on a pro-rated basis of any bonus or other payments earned in connection with any bonus plan to which Mr. Shamus was a participant as of the date of Mr. Shamus’ termination of employment. In addition, any options or restricted stock shall be immediately vested upon termination of Mr. Shamus’ employment for “Good Reason” (as defined in the Employment Agreement) or by the Corporation without “Cause”.

Further, on May 25, 2011, the Company also entered into a director agreement (the “Shamus Director Agreement”) with Mr. Shamus. The term of the Shamus Director Agreement commenced on May 25, 2011 and was to continue through the Company’s next annual stockholders’ meeting. The Shamus Director Agreement, at the option of the Board, could be automatically renewed on such date that Mr. Shamus was re-elected to the Board.

For Mr. Shamus’ service on the Board, he received, upon execution of the Shamus Director Agreement, and in accordance with a Non-Qualified Stock Option Agreement, entered into as of May 25, 2011, by and between the Company and Mr. Shamus, a non-qualified stock option to purchase up to one hundred and fifty thousand (150,000) shares of the Company’s common stock, par value $0.0001 per share, at an exercise price per share equal to the closing price of the Company’s common stock on the execution date of the Shamus Director Agreement. The option was exercisable for a period of five years and was to vest 33% annually over a period of three (3) years, pro-rated for the number of days Mr. Shamus served on the Board.

Pursuant to a letter of resignation dated December 1, 2011, Mr. Gareb Shamus resigned from his positions as President and Chief Executive Officer pursuant to section 5(a)(iv) of the Employment Agreement (at Mr. Shamus’ option). As such, Mr. Shamus was only entitled to the reimbursement of documented, unreimbursed expenses incurred prior to such date, accrued and unpaid Base Salary and vacation pay through the date of termination, less withholding of applicable taxes. Mr. Shamus also resigned from his position on the Board in his letter of resignation dated December 1, 2011, with none of his options having yet vested. As such, Mr. Shamus forfeited all options under his stock option agreement.

Subsequent to the Employment Agreement’s termination, Mr. Shamus executed a mutual release with the Company, pursuant to which Mr. Shamus released any and all prior or existing claims he may have against the Company, monetary or otherwise. Notwithstanding the release agreement, on or about January 15, 2012, the Company and Mr. Shamus verbally agreed that any past due salary previously owed to Mr. Shamus would be repaid in cash at a rate of $10,000 per month, until there is a zero balance. On the date the verbal agreement was made, there was a total $61,840 owed to Mr. Shamus in past due salary. As of June 28, 2012, the outstanding back salary equals $800.26.

Director Compensation

No compensation was earned or paid to directors during the fiscal year ended July 31, 2010. All directors are reimbursed for their reasonable out-of-pocket expenses incurred in connection with attending Board and committee (if and when committees are established) meetings.

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Since the end of the fiscal year ended July 31, 2010, the Company has entered into director agreements with each of its six directors. Each director agreement commences on the date that the respective director was appointed a member of the Board and continues through the Company’s next annual stockholders’ meeting, unless automatically renewed at the option of the Board on such date that such director is re-elected to the Board. Pursuant to the director agreements, each director is granted a non-qualified option to purchase up to 150,000 shares of the Company’s common stock.

In conjunction with the director agreements, we entered into an indemnification agreement with each director that is effective during the term that such director serves as a member of the Board until six years thereafter. The indemnification agreement indemnifies the director to the fullest extent permitted under Delaware law for any claims arising out of, or resulting from, among other things, (i) any actual, alleged or suspected act or failure to act as a director or agent of the Company and (ii) any actual, alleged or suspected act or failure to act in respect of any business, transaction, communication, filing, disclosure or other activity of the Company. Further, the director is indemnified for any losses pertaining to such claims, provided, however, that the losses not include expenses incurred by the director in respect of any claim as which such director shall have been adjudged liable to the Company, unless the Delaware Chancery Court rules otherwise.

The above description of the director agreements do not purport to be complete, and are qualified in their entirety by reference to the full text of the director agreements, the form of which is incorporated by reference herein as Exhibit 10.2 to this Current Report on Form 8-K/A.

Option Grants

As of July 31, 2010, we did not maintain any equity incentive or stock option plan. Accordingly, we did not grant options to purchase any equity interests to any employees or officers, and no stock options are issued or outstanding to any officers as of July 31, 2010. We have, however, since the end of July 31, 2010, our last fiscal year, adopted the 2011 Incentive Stock and Award Plan (the "Plan"), which was authorized and approved by the Board, and have granted to all directors (other than our Chairman Michael Mathews, who received restricted stock awards) non-qualified options (the “Non-qualified Options”), incentive options (the “Incentive Options” and together with the Non-qualified Options, the “Options”) to purchase our Common Stock pursuant to the terms of their employment, consulting and/or director agreements.

In general, the Plan provides for the issuance of up to 5,000,000 shares of Common Stock through the grant of Options and restricted stock (“Restricted Stock”) to directors, officers, consultants, attorneys, advisors and employees.

Plan shall be administered by a committee consisting of two or more independent, non-employee and outside directors (the “Committee”). In the absence of such a Committee, the Board of the Company shall administer the Plan.

Each Option shall contain the following material terms:

(i) the exercise price, which shall be determined by the Committee at the time of grant, shall not be less than 100% of the Fair Market Value (defined as the closing price on the final trading day immediately prior to the grant on the principal exchange or quotation system on which the Common Stock is listed or quoted, as applicable) of the Common Stock of the Company, provided that if the recipient of the Option owns more than ten percent (10%) of the total combined voting power of the Company, the exercise price shall be at least 110% of the Fair Market Value, and provided further that with respect to the Non-qualified Option, the purchase price of each share of stock purchasable under a Non-qualified Option shall be at least 100% of the Fair Market Value of such share of stock on the date that Non-qualified option is granted, unless the Committee, in its sole and absolute discretion, determines to set the purchase price of such Non-qualified Option below Fair Market Value;

(ii) the term of each Option shall be fixed by the Committee, provided that such Option shall not be exercisable more than five (5) years after the date such Option is granted, and provided further that with respect to an Incentive Option, if the recipient owns more than ten percent (10%) of the total combined voting power of the Company, the Incentive Option shall not be exercisable more than five (5) years after the date such Incentive Option is granted;

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(iii) subject to acceleration in the event of a Change of Control of the Company (as further described in the Plan), the period during which the Options vest shall be designated by the Committee or, in the absence of any Option vesting periods designated by the Committee at the time of grant, shall vest and become exercisable in equal amounts on each fiscal quarter of the Company through the four (4) year anniversary of the date on which the Option was granted;

(iv) no Option is transferable and each is exercisable only by the recipient of such Option except in the event of the death of the recipient; and

(v) with respect to Incentive Options, the aggregate Fair Market Value of Common Stock exercisable for the first time during any calendar year shall not exceed $100,000.

Each award of Restricted Stock is subject to the following material terms:

(i) no rights to an award of Restricted Stock is granted to the intended recipient of Restricted Stock unless and until the grant of Restricted Stock is accepted within the period prescribed by the Committee;

(ii) Restricted Stock shall not be delivered until they are free of any restrictions specified by the Committee at the time of grant;

(iii) recipients of Restricted Stock have the rights of a stockholder of the Company as of the date of the grant of the Restricted Stock;

(iv) shares of Restricted Stock are forfeitable until the terms of the Restricted Stock grant have been satisfied or the employment with the Company is terminated; and

(v) the Restricted Stock is not transferable until the date on which the Committee has specified such restrictions have lapsed.

In conjunction with the director agreements and indemnification agreements described above, we entered into a Non-qualified Stock Option Agreement (“Stock Option Agreement”) with each director, pursuant to which the director was granted a non-qualified stock purchase option (the “Non-qualified Option”) to purchase up to an aggregate of one hundred fifty thousand (150,000) shares of our common stock, subject to the terms and conditions of the Plan. The exercise price for the Non-qualified Option is the closing price of the Company’s common stock on the execution date of the director agreement. The Non-qualified Option is exercisable for a period of five years and vests in equal amounts over a period of three (3) years at the rate of twelve thousand five hundred (12,500) shares per fiscal quarter at the end of such quarter, commencing in the quarter ended July 31, 2011, and pro-rated for the number of days the director served on the Board during such fiscal quarter. Notwithstanding the foregoing, if the director ceases to be a member of Board at any time during the three (3)-year vesting period for any reason (such as resignation, withdrawal, death, disability or any other reason), then any un-vested portion of the Non-qualified Option shall be irrefutably forfeited.

The foregoing description of the Plan and the Stock Option Agreement does not purport to be complete and is qualified in its entirety by the full text of Exhibits 10.7 and 10.8, respectively, to this Current Report on Form 8-K/A, which is incorporated herein by reference.

Restricted Stock Awards

On March 23, 2011, we entered into a consulting agreement with our Chairman Michael Mathews (the “Consulting Agreement”), pursuant to which Mr. Mathews will, among other things, develop a digital platform for the Company and establish digital planning systems that will include all forms of digital media and social, search, content, and video applications. The term of the Consulting Agreement is for a four (4) year period. As compensation for his services, Mr. Mathews received, with the first issuance of 250,000 shares occurring on March 23, 2011, one million (1,000,000) restricted shares of the Company’s common stock, issuable in four yearly installments.

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The above description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by the full text of Exhibit 10.4 to this Current Report on Form 8-K/A, which is incorporated herein by reference.

Certain Relationships and Related Transactions

Gareb Shamus, our former President, CEO and Director, is also the CEO of Conventions. On December 7, 2010, Wizard World, Inc. (formerly Go Energy, Inc.) completed a share purchase and exchange agreement with Kick the Can Corp. Subsequent to the transactions described below it was determined and concluded that Wizard Conventions, Inc. was the predecessor company to Kick the Can Corp. Prior to concluding the predecessor status of Wizard Conventions, Inc., Kick the Can Corp. entered into a series of transactions with Gareb Shamus Enterprises, Inc. Gareb Shamus Enterprises, Inc. was the sole shareholder of Wizard Conventions, Inc.

On October 27, 2010, Kick The Can Corp. entered into a promissory note with Gareb Shamus Enterprises (dba Wizard Entertainment, Inc.), a related party of the Company’s chief executive officer, for $329,807. The loan bears interest at 6% per annum and matures on October 27, 2012. The note is secured by all assets of Gareb Shamus Enterprises. During the year ended December 31, 2010, the Kick The Can Corp. loaned $297,424 of the face amount of the note to Gareb Shamus Enterprises. As of December 31, 2010, the principal balance was $297,424 and the accrued interest balance was $1,811. On December 31, 2010, the Company determined that the outstanding loan and interest in the amount of $299,235 (which was the largest aggregate amount of principal outstanding to date) to Gareb Shamus Enterprises, was uncollectable. Because Gareb Shamus Enterprises is controlled by Gareb Shamus, the Company determined that balance should be considered compensation. The Company recorded $299,235 to compensation expense. The Company does have the right to attempt to collect the outstanding amount through obtaining the secured assets of Gareb Shamus Enterprises, Inc., pursuant to the terms of the note. The Company’s Board of Directors has not yet made the determination of whether or not the benefit of obtaining potential collectible assets would outweigh the total cost of obtaining such assets.

During the three months ended March 31, 2011, Kick The Can Corp. loaned Gareb Shamus Enterprises an additional $70,384. Gareb Shamus Enterprises repaid $38,000 of the principal during the three months ended March 31, 2011. The remaining balance of $32,383 was written off to compensation expense during the three months ended March 31, 2011.

On December 1, 2010, Kick The Can Corp. entered into a promissory note with Gareb Shamus Enterprises, a related party of the Company’s chief executive officer, for $114,384. The loan bears interest at 6% per annum and matured on December 1, 2011. The note was secured by all assets of Gareb Shamus Enterprises. During the three months ended March 31, 2011, Kick the Can Corp. loaned $79,000 of the face amount of the note to Gareb Shamus Enterprises Gareb Shamus Enterprises repaid $39,754 of the principal during the three months ended March 31, 2011. The remaining balance of $39,246 was written off to compensation expense during the three months ended March 31, 2011.

On December 1, 2010, Gareb Shamus Enterprises, a related party of the Company’s chief executive officer, advanced Wizard Conventions a $60,000 (which was also the largest aggregate amount of principal outstanding during the period to date) loan. The advance bore no interest and was due on demand. On March 31, 2011, Gareb Shamus Enterprises forgave the loan to Wizard Conventions in full. No payments were made on the advance.

Going forward, we will present all possible transactions between us and our officers, directors and 5% stockholders, and our affiliates, to our Board for their consideration and approval. Any such transaction will require approval by a majority of the disinterested directors and such transactions will be on terms no less favorable than those available to disinterested third parties.

PROPERTIES

Conventions, through a service agreement with an office service provider, occupies offices at 1350 Avenue of the Americas, 2nd floor, New York, NY 10019. The term of the lease agreement commenced on January 22, 2011, and it was to expire on January 31, 2012. The Company exercised a one year renewal option, extending the expiration date of the lease to January 31, 2013. The office space covers approximately 800 square feet and our monthly rent is $6,850.00. In addition, effective January 1, 2012, the Company subleased one office of approximately 224 square feet at 10960 Wilshire Blvd, Suite 1050, Los Angeles, CA 90024, on a month-to-month basis for $1,000.00 per month. We do not own any real estate.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Our authorized capital stock consists of 100,000,000 shares, of which 80,000,000 are for shares of common stock, par value $0.0001 per share, and 20,000,000 are for shares of preferred stock, par value $0.0001 per share, of which 50,000 have been designated as Series A Cumulative Convertible Preferred Stock. As of June 28, 2012, there were 35,044,878 shares of our common stock issued and outstanding. Each share of our common stock entitles its holder to one vote on each matter submitted to the stockholders.

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The following table sets forth information as of June 28, 2012, with respect to the beneficial ownership of our common stock by (i) each of our officers and directors, (ii) our officers and directors as a group and (iii) each person known by us to beneficially own five percent (5%) or more of our outstanding common stock. Unless otherwise specified, the address of each of the persons set forth below is in care of Wizard World, Inc., 1350 Avenue of the Americas, 2nd floor, New York, NY 10019.

Title of Class	Name of Beneficial Owner (1)	Number of Shares		Percent of Class (2) (3)

Common	Michael Mathews, Chairman	857,143	(4)	2.45%
Common	Vadim Mats, Director	50,000	(5)	* %
Common	Greg Suess, Director	0	(6)	* %
Common	John Macaluso, Chief Executive Officer, Director	8,050,000	(7)	22.97%
Common	John Maatta, Director	0	(8)	* %

Common	All officers and directors as a group (5 persons)	8,957,143		25.56%

Common	Gareb Shamus	9,575,000	(9)	27.32%
Common	Bristol Capital LLC (10)	2,172,759	(11)	6.20%
Common	Bristol Investment Fund Ltd. (12)	2,951,845	(13)	8.42%
Common	Robert Knie	2,400,000	(14)	6.85%
Common	The David Rosenberg Irrevocable Trust (15)	2,150,000		6.13%
Common	Eric Weisblum	1,950,000		5.56%
Common	Gem Funding LLC (16)	0	(17)	* %

Common	All officers, directors and 5% holders as a group (13 persons)	30,156,747		86.05%

* denotes less than 1%

(1)	Beneficial ownership generally includes voting or investment power with respect to securities. Unless otherwise indicated, each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the securities. Beneficial ownership is determined in accordance with Rule 13d–3(d)(1) under the Exchange Act and includes securities for which the beneficial owner has the right to acquire beneficial ownership within 60 days.
(2)	Figures may not round up due to rounding of percentages.
(3)	Based on 35,044,878 shares of common stock issued and outstanding as of June 28, 2012.
(4)	Includes 500,000 shares issued in accordance with the Consulting Agreement, dated March 23, 2011, with the Company, pursuant to which Mr. Mathews is to receive an aggregate of 1,000,000 shares of common stock, payable in equal installments over a period of four years. This total also includes 357,143 shares of common stock held in the name of the Michael Mathews 2011 Children’s GRAT, to which Mr. Mathews is not the beneficiary nor the trustee.
(5)	This total does not include shares issuable upon exercise of an option for 150,000 shares of common stock, of which approximately 45,000 have vested.
(6)	Does not include (i) shares issuable upon exercise of an option for 150,000 shares of common stock, of which approximately 45,000 have vested; (ii) 62,500 shares of common stock underlying Series A Preferred Stock; and warrants to purchase 18,750 shares of common stock at an exercise price of $0.40.
(7)	Does not include (i) shares issuable upon exercise of an option for 150,000 shares of common stock, of which approximately 45,000 have vested (ii) shares issuable upon exercise of an option for 2,750,000 shares of common stock, of which 0 have vested; (iii) 250,000 shares of common stock underlying Series A Preferred Stock; (iv) warrants to purchase 75,000 shares of common stock at an exercise price of $0.40; and (v) warrants to purchase 1,000,000 shares of common stock at an exercise price of $0.40.
(8)	Does not include shares issuable upon exercise of an option for 150,000 shares of common stock, of which approximately 45,000 have vested.
(9)	This total includes (i) 3,351,250 shares owned by 4 Brothers LLC, a limited liability company organized and existing under the laws of the State of Delaware (Gareb Shamus is the managing member of 4 Brothers LLC, and, acting alone, has voting and dispositive power over the shares beneficially owned by 4 Brothers LLC.); (ii) 2,393,750 shares owned by It’s All Normal LLC, a limited liability company organized and existing under the laws of the State of Delaware (Gareb Shamus is the managing member of It’s All Normal LLC, and, acting alone, has voting and dispositive power over the shares beneficially owned by It’s All Normal LLC); and (iii) 3,830,000 shares owned by Pivot Media LLC, a limited liability company organized and existing under the laws of the State of Delaware (Gareb Shamus is the managing member of Pivot Media LLC, and, acting alone, has voting and dispositive power over the shares beneficially owned by Pivot Media LLC).

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(10)	Bristol Capital LLC is organized and exiting under the laws of the State of Delaware. Paul Kessler is the managing member of Bristol Capital LLC, and, acting alone, has voting and dispositive power over the shares beneficially owned by Bristol Capital LLC.
(11)	This total does not include 750,000 options to purchase shares of the Company’s common stock at an exercise price of $0.40 per share.
(12)	Bristol Investment Fund Ltd., a Cayman Islands Exempted Company. Paul Kessler is the managing member of Bristol Investment Fund Ltd., and, acting alone, has voting and dispositive power over the shares beneficially owned by Bristol Investment Fund Ltd.
(13)	Does not include (i) 625,000 shares of common stock underlying Series A Preferred Stock and (ii) warrants to purchase 187,500 shares of common stock at an exercise price of $0.40.
(14)	This total does not include (i) 100,000 shares underlying a convertible promissory note in the principal amount of $40,000 (ii) 50,000 warrants at an exercise price of $0.40; and (iii) 750,000 options to purchase shares of the Company’s commons stock at an exercise price of $0.40.
(15)	The beneficiary of the trust is Natalie Schlossberg and the trustee is Mitch Schlossberg, the son of Natalie Schlossberg.
(16)	Gem Funding LLC is organized and exiting under the laws of the State of Delaware. Corie Weisblum is the managing member of Gem Funding LLC, and, acting alone, has voting and dispositive power over the shares beneficially owned by Gem Funding LLC.
(17)	This total does not include warrants to purchase 2,000,000 shares of common stock at an exercise price of $0.40 per share.

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The following table sets forth information as of December 10, 2010, with respect to the beneficial ownership of our common stock by (i) each of our officers and directors, (ii) our officers and directors as a group and (iii) each person known by us to beneficially own five percent (5%) or more of our outstanding common stock.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned (1)	Percentage Ownership (2)

Directors and Officers

Gareb Shamus (3)
President, CEO and Chairman	19,437,265	56.03

Terry Fields
Chief Financial Officer (4)
321 South Cannon
Beverly Hills, CA 90210	0	*

All officers and directors as a group
(2 persons named above)	19,437,265	56.03

5% Beneficial Owners

Kicking the Can, L.L.C. (3)	19,437,265	56.03

Knie, Robert	2,400,000	6.92

The David Rosenberg Irrevocable Trust (5)	2,150,000	6.20

Weisblum, Eric	1,950,000	5.62

* Less than 1%

(1)	Beneficial ownership generally includes voting or investment power with respect to securities. Unless otherwise indicated, each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the securities. Beneficial ownership is determined in accordance with Rule 13d–3(d)(1) under the Exchange Act and includes securities for which the beneficial owner has the right to acquire beneficial ownership within 60 days.

(2)	Based on 34,687,735 shares of common stock issued and outstanding as of December 10, 2010.

(3)	Gareb Shamus is the Operating Manager of Kicking the Can, L.L.C. and may as such be deemed to “beneficially own” the shares owned by Kicking the Can, L.L.C.

(4)	Mr. Fields resigned from his position of Chief Financial Officer as of January 14, 2011.

(5)	The beneficiary of the Trust is Natalie Schlossberg and the trustee is Mitch Schlossberg, the son of Natalie Schlossberg.

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Changes in Control

We do not currently have any arrangements which if consummated may result in a change of control of our Company.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 100,000,000 shares, of which 80,000,000 are for shares of common stock, par value $0.0001 per share (“Common Stock”), and 20,000,000 are for shares of preferred stock, par value $0.0001 per share (“Preferred Stock”), of which 25,000 have been designated as Series A Cumulative Convertible Preferred Stock, which was increased to 50,000 authorized shares pursuant to a Certificate of Amendment to the Certificate to set forth Designations, Voting Powers, Preferences, Limitations, Restrictions, and Relative Rights of Series A Cumulative Convertible Preferred Stock, $.0001 par value per share (the “Certificate of Designation”).

Common Stock

As of June 28, 2012, there were 35,044,878 shares of our Common Stock issued and outstanding held by approximately 18 beneficial owners.

Voting Rights

Each share of stock entitles the holder to one vote for each share on all matters submitted to a stockholder vote. Directors are elected by a plurality of the votes of the shares present in person or represented by proxy at an annual shareholders' meeting and entitled to vote on the election of directors. Any other action shall be authorized by a majority of the votes cast, unless otherwise provided under the Delaware General Corporation Law. Holders of our stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders.

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Dividend Rights

Holders of our Common Stock are entitled to share in all dividends that our board of directors, in its discretion, declares from legally available funds, but only after we have satisfied our dividend obligations to the holders of our Series A Cumulative Convertible Preferred Stock.

Liquidation Rights

In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that are legally available for distribution and remain after (i) payment of liabilities and (ii) payment in full of all amounts due to the holders of the Series A Cumulative Convertible Preferred (on an as converted basis).

Conversion and Redemption Rights

Holders of our Common Stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our Common Stock.

Preferred Stock.

As of June 28, 2012, there were approximately 23,763 shares of our Series A Cumulative Convertible Preferred Stock issued and outstanding held by approximately 30 shareholders of record.

Series A Cumulative Convertible Preferred Stock

As of June 28, 2012, there were approximately 23,763 shares of our Series A Cumulative Convertible Preferred Stock issued and outstanding held by approximately 30 shareholders of record. Each share of our Series A Cumulative Convertible Preferred Stock (“Series A Preferred”) has a stated value equal to $100 (the “Stated Value”).

Voting Rights

The holders of our Series A Preferred do not vote together with the holders of our Common Stock on an as converted basis. The vote of the holders of our Series A Preferred is required, however, to (i) amend our certificate of incorporation or bylaws in a way that would be adverse to the holders of our Series A Preferred, (ii) redeem or repurchase our stock (other than with respect to the Series A Preferred), (iii) effect a liquidation event, (iv) declare or pay dividends (other than on the Series A Preferred), and (v) issue any securities in parity or senior to the rights of the Series A Preferred.

Dividends

The holders of our Series A Preferred are entitled to receive preferential dividends at the rate of 8% per share per annum of the Stated Value out of any funds legally available, and before any dividend or other distribution will be paid or declared and set apart for payment on any shares of our Common Stock. Upon the occurrence of an event of default, the dividend rate will increase to 15% per annum on the Stated Value. The dividends compound annually and are fully cumulative, accumulate from the date of original issuance of the Series A Preferred, and are payable annually on the last day of each calendar year, in arrears, (i) in cash; (ii) at our option, in additional shares of Series A Preferred valued at the Stated Value in an amount equal to 150% of the cash dividend otherwise payable; or (iii) at our option, a combination of cash and additional shares of Series A Preferred.

Liquidation

Upon the occurrence of a “liquidation event”, the holders of our Series A Preferred are entitled to receive, before any payment or distribution is made on any shares of our Common Stock, out of the assets available for distribution to our stockholders, an amount equal to two (2) times the Stated Value and all accrued and unpaid dividends. If the assets available is insufficient to pay the holders of our Series A Preferred in full, then the assets will be distributed pro rata among the holders of our Series A Preferred.

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A “liquidation event” occurs in the event of (i) our liquidation, dissolution or winding-up, whether voluntary or involuntary, (ii) (A) our purchase or redemption of any shares of any class of our stock or (B) a merger or consolidation with or into any entity, unless, among other things, the holders of our Series A Preferred receive securities of the surviving corporation having substantially similar rights and our stockholders immediately prior to such transaction are holders of at least a majority of the voting securities of the surviving entity.

Redemption

Upon (i) the occurrence of an event of default, (ii) a “change in control” or (iii) our liquidation, dissolution or winding up, and if the holder of the Series A Preferred so elects, we must pay a sum of money determined by multiplying the then current purchase price of the outstanding Series A Preferred by 110%, plus accrued but unpaid dividends, no later than thirty (30) business days after request for redemption is made. “Change in Control” means (i) our Company no longer having a class of shares publicly traded, listed or quoted, (ii) our becoming a subsidiary of another entity, (iii) a majority of our board of directors as of the Closing Date no longer serving as our directors of the Corporation, and (iv) the sale, lease or transfer of substantially all of our assets or the assets of our subsidiary.

Conversion

Each holder of our Series A Preferred has the right at any time after the issuance of Series A Preferred to convert the shares at the Stated Value and accrued but unpaid declared dividends into shares of our Common Stock at a conversion rate of $0.40 per share.

Except under certain circumstances (such as the issuance of our Common Stock pursuant to a stock option plan), if we issue shares of our Common Stock or securities convertible into or exchangeable or exercisable for shares of our Common Stock, for a purchase price, conversion price or exercise price that is less than the then current conversion price of our Series A Preferred, then the conversion price of our Series A Preferred will be reduced to such lower price.

The conversion price for our Series A Preferred is further adjusted in the event of: (i) a declaration of any dividend or distribution on our Common Stock, (ii) stock split or (iii) reclassification of our Common Stock, proportionately so that the holders of our Series A Preferred are entitled receive the kind and number of shares or other securities to which they would have owned or have been entitled to receive after the happening of any of such events had such shares of our Series A Preferred been converted immediately prior to the happening of such event.

If we merge with or into any other corporation where we are not the surviving entity, then unless the right to convert shares of our Series A Preferred is terminated as part of such merger, then, if permitted under applicable law, the holder of our Series A Preferred will have the right to convert each of their shares of Series A Preferred into the same kind and amount of shares of stock receivable upon the merger. A similar provision applies to the sale of all or substantially all of our assets.

If a holder of our Series A Preferred notifies us of such holder’s election to convert and we do not deliver the shares of Common Stock issuable upon such conversion, and the holder has to buy shares of our Common Stock on the open market because of their obligation to deliver shares of Common Stock, then we will pay such holder the difference between the price paid on the open market and the Stated Value. We will also pay interest at the annual rate of 15% for each day that we are late as well $100 per business day for each $10,000 of Stated Value and dividend which is not timely delivered.

Neither we nor the holder of our Series A Preferred may convert any amount that would result in the holder having a beneficial ownership of our Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the holder and its affiliates on the conversion date and (ii) the number of shares of our Common Stock issuable upon the conversion, which would result in the aggregate beneficial ownership by such holder and its affiliates of more than 4.99% of the outstanding shares of our Common Stock. The holder of our Series A Preferred may waive the conversion limitation in whole or in part upon and effective after sixty one (61) days’ prior written notice to our Company.

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Series A Common Stock Purchase Warrants

Our Series A Common Stock Purchase Warrants (the “Warrants”) have a term of five years after their issuance date and an exercise price of $.60 per share. As of December 10, 2010, we have warrants outstanding that are exercisable for an aggregate of up to 614,703 shares of our Common Stock.

The warrant holder may pay the exercise price in cash or through a cashless exercise if the fair market value of our Common Stock is greater than the current exercise price.

If we issue Common Stock, except in the event of certain circumstances (such as the issuance of Common Stock pursuant to a stock option plan), for a consideration less than the exercise price then in effect, then the exercise price will be reduced to the lower exercise price. Upon any reduction of the exercise price, the number of shares of our Common Stock that the warrant holder is entitled to receive upon exercise will also be adjusted.

If, at any time while the Warrants are outstanding, (i) we merge or consolidate with or into another entity, (ii) we sell all or substantially all of our assets, (iii) we effect a tender offer or exchange offer, (iv) we consummate a stock purchase agreement or other business combination with another person or entity that results in such person or entity acquiring more than 50% of our outstanding shares of Common Stock, (v) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% or more of our Common Stock in the aggregate or (vi) we effect any reclassification of our Common Stock or any share exchange where our Common Stock is converted into or exchanged for other securities, cash or property, then the warrant holder will have the right to receive, for each share of Common Stock issuable upon exercise of the Warrant, (a) the number of shares of common stock of the successor or acquiring corporation or of our Company if we are the surviving corporation, and any additional consideration receivable by the warrant holder of the number of shares of Common Stock for which the Warrant is exercisable immediately prior to such event or (b) under certain transactions (such as where the consideration paid to holders of our Common Stock consists solely of cash), cash equal to the Black-Scholes value. To the extent necessary to effectuate the above, any successor or surviving entity will issue to the warrant holder a new warrant evidencing the warrant holder's right to exercise such warrant as described above.

If a warrant holder notifies us of such holder’s election to exercise and we do not deliver the shares of Common Stock issuable upon such exercise, and the warrant holder has to buy shares of our Common Stock on the open market because of their obligation to deliver shares of Common Stock, then we will pay such holder the difference between the price paid on the open market and the Stated Value. We will also pay interest at the annual rate of 15% for each day that we are late in delivering shares of our Common Stock.

The warrant holder cannot exercise any amount that would result in the holder having a beneficial ownership of our Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the holder and its affiliates on the exercise date and (ii) the number of shares of our Common Stock issuable upon exercise, which would result in the aggregate beneficial ownership by such holder and its affiliates of more than 4.99% of the outstanding shares of our Common Stock. The warrant holder may waive the exercise limitation in whole or in part upon and effective after sixty one (61) days’ prior written notice to our Company.

Non-qualified Stock Options

Our Non-qualified Stock Options are issued pursuant to our 2011 Incentive Stock and Award Plan (the “Plan”). We have issued Non-qualified Stock Options to each of our directors (other than our Chairman Michael Mathews, who received restricted stock awards), pursuant to which each director may purchase up to an aggregate of one hundred fifty thousand (150,000) shares of our Common Stock, and our CEO Gareb Shamus options to purchase our Common Stock pursuant to the terms of his employment agreements. The Non-qualified Stock Options vests quarterly over a three (3) year period, subject to the optionee continuing to be a member of our board of directors on each applicable vesting date, and remains exercisable until 5:30 p.m. New York time on the date that is the fifth (5th) year anniversary of the date of grant. All or any part of the vested but unexercised portion of the Non-qualified Stock Option is subject to forfeiture under certain circumstances, such as in the event of a breach of insider trading rules or obligations of confidentiality, in the event that the optionee or such optionee’s affiliates competes with our Company or solicits our employees or customers, and in the event of death, disability or retirement.

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Convertible Promissory Notes

Our convertible promissory notes (the “Convertible Notes”) have a term of 4 months, and an annual interest rate of 14% and a default interest rate of 18% per annum, payable on the maturity date of the Convertible Notes. The Convertible Notes are convertible at $.60 per share (the “Conversion Price”). For as long as the Convertible Notes are outstanding, in the event that we issue securities prior to the full conversion or payment of the Convertible Note for consideration that is less than the Conversion Price, or issue securities with a conversion or exercise price lower than the Conversion Price, then the Conversion Price is reduced to such price. The Convertible Notes may not be prepaid, converted, redeemed or called by the Company without the consent of the noteholder.

The description of the Convertible Notes herein does not purport to be complete and is qualified in its entirety by the full text of Exhibit 10.14 of this Current Report on Form 8-K/A, which are incorporated herein by reference.

MARKET PRICE OF AND DIVIDENDS ON THE COMMON STOCK

AND RELATED STOCKHOLDER MATTERS

While there is no established public trading market for our Common Stock, our Common Stock is quoted on the Pink Sheets under the symbol ‘WIZD’.

The market price of our Common Stock is subject to significant fluctuations in response to variations in our quarterly operating results, general trends in the market and other factors, over many of which we have little or no control. In addition, broad market fluctuations, as well as general economic, business and political conditions, may adversely affect the market for our Common Stock, regardless of our actual or projected performance.

Holders

As of June 28, 2012, 35,044,878 shares of Common Stock are issued and outstanding. There are approximately 18 beneficial owners of our Common Stock.

Transfer Agent and Registrar

The Transfer Agent for our Common Stock is VStock Transfer, LLC, with an address at 77 Spruce Street, Suite 201, Cedarhurst, NY 11516. VStock Transfer, LLC’s telephone number is (212) 828-8436.

Penny Stock Regulations

The Securities and Exchange Commission has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share. Our Common Stock, when and if a trading market develops, may fall within the definition of penny stock and be subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000, or annual incomes exceeding $200,000 individually, or $300,000, together with their spouse).

For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s prior written consent to the transaction. Additionally, for any transaction, other than exempt transactions, involving a penny stock, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Securities and Exchange Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the “penny stock” rules may restrict the ability of broker-dealers to sell our Common Stock and may affect the ability of investors to sell their Common Stock in the secondary market.

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Dividend Policy

Any future determination as to the declaration and payment of dividends on shares of our Common Stock will be made at the discretion of our board of directors out of funds legally available for such purpose. We are under no contractual obligations or restrictions to declare or pay dividends on our shares of Common Stock. In addition, we currently have no plans to pay such dividends. Our board of directors currently intends to retain all earnings for use in the business for the foreseeable future. See “Risk Factors.”

Equity Compensation Plan Information

On May 9, 2011, our Board approved, authorized and adopted (subject to stockholder approval) the 2011 Incentive Stock and Award Plan (the “Plan”). The Plan provides for the issuance of up to 5,000,000 shares of our common stock through the grant of non-qualified options, incentive options and restricted stock to our directors, officers, consultants, attorneys, advisors and employees. Until a committee consisting of two or more independent, non-employee and outside directors is constituted, our Board administers the Plan.

Under the Plan:

1.	Each option will contain the following terms:

 (i) the exercise price, which shall be determined at the time of grant, shall not be less than 100% of the Fair Market Value (defined as the closing price on the final trading day immediately prior to the grant on the principal exchange or quotation system on which the common stock is listed or quoted, as applicable) of the common stock of the Company, provided that if the recipient of the option owns more than ten percent (10%) of the total combined voting power of the Company, the exercise price shall be at least 110% of the Fair Market Value, and provided further that with respect to the Non-qualified Option, the purchase price of each share of stock purchasable under a Non-qualified Option shall be at least 100% of the Fair Market Value of such share of stock on the date that Non-qualified option is granted, unless the Committee, in its sole and absolute discretion, determines to set the purchase price of such Non-qualified Option below Fair Market Value;

(ii) the term of each option shall be fixed by the Board, provided that such option shall not be exercisable more than five (5) years after the date such option is granted, and provided further that with respect to an incentive option, if the recipient owns more than ten percent (10%) of the total combined voting power of the Company, the incentive option shall not be exercisable more than five (5) years after the date such incentive option is granted;

(iii) subject to acceleration in the event of a change of control of the Company (as further described in the Plan), the period during which the options vest shall be designated by the Board or, in the absence of any option vesting periods designated by the Board at the time of grant, shall vest and become exercisable in equal amounts on each fiscal quarter of the Company through the four (4) year anniversary of the date on which the option was granted;

(iv) no option is transferable and each is exercisable only by the recipient of such option except in the event of the death of the recipient (if such recipient is a natural person); and

(v) with respect to incentive options, the aggregate Fair Market Value of common stock exercisable for the first time during any calendar year shall not exceed $100,000.

2.	Each award of restricted stock will be subject to the following terms:

(i) no rights to an award of restricted stock is granted to the intended recipient of restricted stock unless and until the grant of restricted stock is accepted within the period prescribed by the Board;

(ii) restricted stock shall not be delivered until they are free of any restrictions specified by the Board at the time of grant;

(iii) recipients of restricted stock have the rights of a stockholder of the Company as of the date of the grant of the restricted stock;

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(iv) shares of restricted stock are forfeitable until the terms of the restricted stock grant have been satisfied or the employment with the Company is terminated; and

(v) the restricted stock is not transferable until the date on which the Board has specified such restrictions have lapsed.

The description of the Plan set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text filed as Exhibit 10.7 to this Current Report on Form 8-K/A, and is incorporated herein by reference.

LEGAL PROCEEDINGS

There are no material proceedings to which any director or officer, or any associate of any such director or officer, is a party that is adverse to our Company or any of our subsidiaries or has a material interest adverse to our Company or any of our subsidiaries. No director or executive officer has been a director or executive officer of any business which has filed a bankruptcy petition or had a bankruptcy petition filed against it during the past ten years. No director or executive officer has been convicted of a criminal offense or is the subject of a pending criminal proceeding during the past ten years. No director or executive officer has been the subject of any order, judgment or decree of any court permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities during the past ten years. No director or officer has been found by a court to have violated a federal or state securities or commodities law during the past ten years.

In addition, there are no material proceedings to which any affiliate of our Company, or any owner of record or beneficially of more than five percent of any class of voting securities of our Company, is a party that is adverse to our Company or any of our subsidiaries or has a material interest adverse to our Company or any of our subsidiaries. Currently there are no legal proceedings pending or threatened against us. We are not currently involved in any litigation that we believe could have a materially adverse effect on our financial condition or results of operations. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of our Company or any of our subsidiaries, threatened against or affecting our Company, our common stock, any of our subsidiaries or of our Company’s or our Company’s subsidiaries’ officers or directors in their capacities as such, in which an adverse decision could have a material adverse effect.

However, from time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

RECENT SALES OF UNREGISTERED SECURITIES

Recent sales of unregistered securities is more fully described in Item 3.02. The information therein is hereby incorporated in this section by reference.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under Section 145(a) of the Delaware General Corporation Law (“DGCL”), we have the power to indemnify our directors, officers, employees or agents who are parties or threatened to be made parties to any threatened, pending or completed civil, criminal, administrative or investigative action, suit or proceeding (other than an action by or in the right of the Company) arising from that person’s role as our director, officer, employee or agent, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

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Under Section 145(b) of the DGCL, we have the power to indemnify our directors, officers, employees and agents who are parties or threatened to be made parties to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in our favor arising from that person’s role as our director, officer, employee or agent against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to our best interests, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to us unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

Section 145(c) of the DGCL further provides that if one of our present or former directors or officers has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

In addition to the foregoing statutory provisions, we have entered into an indemnification agreement (the “Indemnification Agreement”) with each of our directors. Pursuant to such Indemnification Agreement, each director is indemnified during the term of such director’s service and for a period of the later of (i) six years, (ii) the expiration of the applicable statute of limitations or (iii) the termination of all pending proceedings with respect to indemnification.

The above description of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by the full text of the Form of Indemnification Agreement attached as Exhibit 10.6 to this Current Report on Form 8-K/A, and incorporated herein by reference.

These limitations of liability, indemnification and expense advancements may discourage a stockholder from bringing a lawsuit against directors for breach of their fiduciary duties. The provisions may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may be adversely affected to the extent we pay the costs of defense or settlement and damage awards against directors and officers pursuant to these limitations of liability and indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We maintain directors’ and officers’ liability insurance covering our directors and officers against certain claims or liabilities arising out of the performance of their duties and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was our agent.

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CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

Item 3.02 Unregistered Sales of Equity Securities.

The following contains information regarding our sales of unregistered securities during the past two fiscal years and the six month period from December 31, 2010 to June 30, 2011. All of the securities sold during these periods were sales of our shares of our capital stock to accredited investors and were deemed to be exempt under Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), and Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering these securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, and, unless otherwise stated below, the shares were restricted in accordance with the requirements of the Securities Act.

Share Exchange

Pursuant to the Exchange Agreement, on December 7, 2010, we issued 33,430,107 shares of our Common Stock to the Conventions Shareholders in exchange for 100% of the outstanding shares of Conventions. Such securities were not registered under the Securities Act. These securities qualified for exemption under Section 4(2) of the Securities Act since the issuance of securities by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered.

We did not undertake an offering in which we sold a high number of securities to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) of the Securities Act since the Conventions Shareholders agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act.

Series A Cumulative Convertible Preferred Stock

Immediately after the Share Exchange, we entered into subscription agreements with certain subscribers for the issuance and sale of (i) up to $1,500,000 in Series A Cumulative Convertible Preferred Stock (the "Series A Preferred")with the rights and preferences set forth in the Certificate of Designation (the “Certificate of Designation”) attached hereto as Exhibit 4.1 to our Current Report on Form 8-K/A filed with the Commission on February 18, 2011, convertible into shares of our Common Stock at a per share conversion price of $0.40; and (ii) Series A Common Stock Purchase Warrants (the "Warrants") on the basis of one share of common stock issuable upon exercise of the Warrant for each share of Series A Preferred in the form attached as Exhibit 4.2 to our Current Report on Form 8-K/A filed with the Commission on February 18, 2011 to purchase shares of our Common Stock.

In addition, on April 18, 2011, we entered into subscription agreements with certain subscribers for the issuance and sale of (i) $575,000 in shares of Series A Preferred with the rights and preferences set forth in the Certificate of Designations, as amended by the Certificate of Amendment. The Preferred Stock is convertible into shares of the Company’s common stock, at a per share conversion price of $0.40, and the Warrants are exercisable to purchase shares of the Company’s common stock at a per share exercise price of $.60.

These securities were not registered under the Securities Act. These securities qualified for exemption under Section 4(2) of the Securities Act since the issuance of securities by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered.

We did not undertake an offering in which we sold a high number of securities to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) of the Securities Act since the subscribers agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act.

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Non-Qualified Stock Options

Our Non-qualified Stock Options are issued pursuant to our 2011 Incentive Stock and Award Plan (the “Plan”). We have issued Non-qualified Stock Options to each of our directors (other than our Chairman Michael Mathews, who received restricted stock awards), pursuant to which each director may purchase up to an aggregate of one hundred fifty thousand (150,000) shares of our Common Stock, and our CEO Gareb Shamus pursuant to the terms of his employment agreement. The Non-qualified Stock Options vests quarterly over a three (3) year period, subject to the optionee continuing to be a member of our board of directors on each applicable vesting date, and remains exercisable until 5:30 p.m. New York time on the date that is the fifth (5th) year anniversary of the date of grant. All or any part of the vested but unexercised portion of the Non-qualified Stock Option is subject to forfeiture under certain circumstances, such as in the event of a breach of insider trading rules or obligations of confidentiality, in the event that the optionee or such optionee’s affiliates competes with our Company or solicits our employees or customers, and in the event of death, disability or retirement.

These securities were not registered under the Securities Act. These securities qualified for exemption under Section 4(2) of the Securities Act since the issuance of securities by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered.

We did not undertake an offering in which we sold a high number of securities to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) of the Securities Act since the subscribers agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act.

Convertible Promissory Notes

Our convertible promissory notes (the “Convertible Notes”) have a term of 4 months, and an annual interest rate of 14% and a default interest rate of 18% per annum, payable on the maturity date of the Convertible Notes. The Convertible Notes are convertible at $.60 per share (the “Conversion Price”). For as long as the Convertible Notes are outstanding, in the event that we issue securities prior to the full conversion or payment of the Convertible Note for consideration that is less than the Conversion Price, or issue securities with a conversion or exercise price lower than the Conversion Price, then the Conversion Price is reduced to such price. The Convertible Notes may not be prepaid, converted, redeemed or called by the Company without the consent of the noteholder.

These securities were not registered under the Securities Act. These securities qualified for exemption under Section 4(2) of the Securities Act since the issuance of securities by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered.

We did not undertake an offering in which we sold a high number of securities to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) of the Securities Act since the subscribers agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act.

Item 5.01 Changes in Control of Registrant.

As explained more fully in Item 2.01, in connection with the Exchange Agreement, on December 7, 2010, we issued 34,687,735 shares of our Common Stock to Conventions Shareholders in exchange for 100% of the outstanding shares of Conventions. As such, immediately following the Closing of the Share Exchange, the Conventions Shareholders held approximately 96.4% of the total voting power of our Common Stock entitled to vote.

In connection with the Closing of the Share Exchange, and as explained more fully in the above Item 2.01 and below in Item 5.02 of this Current Report on Form 8-K, Terry Fields resigned from his position as Chief Executive Officer and all other officer positions that he holds with our Company effective as of the Closing Date and as the sole director effective as of the eleventh day after the mailing of the information statement required by Rule 14f-1 promulgated under the Exchange Act. Gareb Shamus was appointed as our President, Chief Executive Officer and Chairman on the Closing Date.

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors

On the Closing Date, Terry Fields resigned as the sole director of our Company, effective as of January 14, 2011. The resignation was not the result of any disagreement with us on any matter relating to our operations, policies or practices.

Resignation of Officers

On the Closing Date, Terry Fields resigned from his position as our Chief Executive Officer and all other officer positions he held with our Company, except for his position as Chief Financial Officer. His resignation was not the result of any disagreement with us on any matter relating to our operations, policies or practices. It was agreed that Terry Fields would resign from his position as our Chief Financial Officer after our Quarterly Report for the Three Month Period ended October 31, 2010 is filed with the Commission, effective immediately after the filing of such Form 10-Q.

Appointment of Directors and Officers

Gareb Shamus was appointed as our President, Chief Executive Officer and a Director on and effective as of the Closing Date. On January 14, 2011, Mr. Vadim Mats was appointed a member of our board of directors. On March 23, 2011, Mr. Michael Mathews was appointed Chairman of our board of directors. On May 9, 2011, Mr. Greg Suess was appointed a member of our board of directors. On May 13, 2011, Mr. John Macaluso was appointed a member of our board of directors. On May 24, 2011, Mr. John D. Maatta was appointed a member of our board of directors. The business background description of each director and officer is as follows:

Gareb Shamus, age 42, Former President and Chief Executive Officer

Gareb Shamus became the President, Chief Executive Officer and a member of the Board of Directors of the Company (the “Board”) on the consummation of the Share Exchange on December 7, 2010. Prior to joining our Company, Mr. Shamus founded, in 1991, Gareb Shamus Enterprises, Inc. (d/b/a Wizard Entertainment), where he is currently CEO . Mr. Shamus is also the operating manager of Kicking The Can, L.L.C., our majority shareholder. In addition, Mr. Shamus co-founded, in 2009, and is a director of PGM Media, LLC, which produces an online newsletter called GeekChicDaily.com. Mr. Shamus was largely responsible for establishing Conventions’ business of producing media and pop culture conventions across North America.

Mr. Shamus's extensive experience in the production of Comic Cons and his popularity in the Comic Con and pop culture convention world make Mr. Shamus an asset to the Company's business.

Mr. Shamus earned a Bachelor of Arts in Economics and graduated magna cum laude from the State University of New York at Albany.

Vadim Mats, age 27, Director

Vadim Mats has been a director of our Company since January 14, 2011. Mr. Mats is also, and has been since June 28, 2010, the Chief Financial Officer of FWS Capital Ltd. Prior to joining FWS Capital Ltd., Mr. Mats was assistant controller at Eton Park Capital Management, a multi-strategy fund, from July 16, 2007 to Dec 1, 2009. Between December 2009 and June 2010 Mr. Mats served as an independent financial consultant. From June 2006 to July 2007, Mr. Mats was a senior fund accountant at The Bank of New York Mellon, where he was responsible for over fifteen funds.

Mr. Mats’ extensive experience and background in finance, accounting and investment funds will be a significant asset to the Company’s operation as a public company.

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Mr. Mats graduated cum laude from the Zicklin School of Business at Bernard Baruch College with a Bachelor’s degree in Business Administration, specializing in finance and investments.

Michael Mathews, age 49, Chairman of the Board

Michael Mathews has been our Company’s Chairman of the Board since March 23, 2011. In May 2011, Mr. Mathews was appointed Chief Executive Officer and Director of privately-held Aspen University, Inc., a for-profit nationally accredited exclusively online university. From August 2007 until January 31, 2011, Mr. Mathews was the Chief Executive Officer of interclick, inc. (formerly Customer Acquisition Network Holdings, Inc.), a provider of data driven campaign strategies for digital agencies and marketers. In August 2007, Mr. Michael Mathews led the acquisition of interclick, inc. Mr. Mathews remains a director of interclick, inc., a position he has held since inception in 2007. From 2004 to 2007, Mr. Mathews served as the Senior Vice-President of Marketing and Publisher Services of World Avenue U.S.A., LLC, an Internet promotional marketing company.

The Board believes that Mr. Mathews’ extensive experience and background in the internet marketing industry will be a significant asset to the Company’s development of its digital platform, and his leadership roles in public companies will aid in the operation of our Company as a public company.

Mr. Mathews graduated from San Francisco State University with a degree in Marketing and holds a Masters in Business Administration from Golden Gate University.

Mr. John Maatta, age 59, Director

John Maatta has been a member of our Board since May 25, 2011. Since 2006, Mr. Maatta has been the Chief Operating Officer of The CW Network, which is America’s fifth broadcast network and a network that focuses substantially on targeting young adults between the ages of 18 and 34. From September 2005 through September 2006, Mr. Maatta served as the Chief Operating Officer of The WB, a Warner Bros. television network (“The WB”), where he had direct oversight of all business and operations departments, such as business affairs, finance, network distribution (which included The WB 100+ station group), technology, legal, research, network operations, broadcast standards and human resources. While Chief Operating Officer at The WB, Mr. Maatta also served as The WB’s General Counsel. Mr. Maatta is currently a director of Trader Vics, Inc., a Polynesian-style restaurant chain, a position he has held since 1998.

The Board believes that Mr. Maatta’s experience with operating companies in the entertainment industry and his contacts in the industry will be an important factor in the Company’s growth as a digital entertainment and event company.

Mr. Maatta received a Bachelor of Arts in Government from the University of San Francisco in 1974, and a Juris Doctor from the University of California, Hastings College of the Law, in 1977.

John Macaluso, age 54, Director

John Macaluso has served as a member of our Board since May 13, 2011. Mr. Macaluso is the founder, sole owner and current Chief Executive Officer of California Concepts, a domestic manufacturer of domestic and imported women’s and girls’ clothing. Mr. Macaluso founded California Concepts in 1987 and in 2007 Mr. Macaluso exited the clothing business and transitioned California Concepts into a real estate development business, managing projects in Los Angeles, Las Vegas and Big Sky, Montana at the Yellowstone Club, among others.

The Board believes that Mr. Macaluso’s business experience with managing gross profit margins, markdown allowances, budgets and negotiating effective costs of goods purchased will be a significant asset to the Company with respect to, among other things, its operating budget as a growing public company.

Mr. Macaluso studied business and political science at C.W. Post College.

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Greg Suess, age 38, Director

Greg Suess has been a director of our Company since May 9, 2011. In 2000, he founded ROAR, a Beverly Hills-based management and consulting company that focuses on media and entertainment and provides comprehensive management services for its clients, including talent and brand management, managing partnerships, strategic alliances and marketing strategies that engage consumers through entertainment, music and lifestyle experiences. Mr. Suess is, and has been since inception, a partner at ROAR. Since 1997, Mr. Suess has been with the law firm of Glaser, Weil, Fink, Jacobs, Howard, Avchen & Shapiro, LLP, where he is currently Of Counsel and focuses on general corporate law and media and entertainment. Mr. Suess also currently serves on the Board of Directors of Derycz Scientific, Inc., a position he has held since November 5, 2010.

The Board believes that Mr. Suess’ extensive experience and background in the media and entertainment industry complements the Company’s events business, its new digital initiatives and its new online media Wizard World Digital, which covers new and upcoming products and talents in the pop culture world.

Mr. Suess holds a Bachelor of Science from the University of Southern California (Lloyd Greif Center for Entrepreneurial Studies), and holds a JD/MBA from Pepperdine University. He is a member of the State Bar of California.

Terry R. Fields, age 67, Former Chief Financial Officer

Terry R. Fields served as our Chief Financial Officer from September 11, 2008 to December 17, 2010, and as the Company’s President, Chief Executive Officer, Secretary and a director of the Company from September 11, 2008 to December 7, 2010.

Mr. Fields served as the Chief Executive Officer, Secretary and director of Spirit Exploration, Inc. from March 2007 to 2009. Since November 2009, he has served as (i) the President, Treasurer, Secretary and director of Malwin Ventures, Inc. from October 2009 to September 2011 and (ii) the Chief Financial Officer, Chief Executive Officer, President, Treasurer, Secretary and a director of Daulton Capital Corp. from October 2009 through the present.

He served as the Chief Executive Officer and President of Union Town Energy Inc. (formerly Intelbahn Inc.) from October 2010 to March 2011 and currently serves as UnionTown Energy Inc.’s CFO since March 2011 and a director of UnionTown Energy Inc. since inception. He has served as the Chief Financial Officer of Meadow Bay Capital Corp. since February 24, 2009, and its Secretary and a director until January 11, 2011.

Mr. Fields served as the CEO, President, Treasurer, Secretary and a director of Formcap Corp. from May/June 2010 to January 2011. He currently serves as the Chief Executive Officer, President, Chief Financial Officer, Treasurer, Secretary and director of Willow Creek Enterprises Inc., a position he has held since August 9, 2010.

He served as the President of Yankee Hat Minerals Ltd. from August 2, 2006 to July 16, 2007, its Chief Executive Officer from July 2007 to September 18, 2007, Director of Yankee Hat Minerals Ltd., from August 2, 2006 to June 2010, and has been Consultant to Yankee Hat Minerals, Ltd. since June 2010 through the present. Mr. Fields served as President and Chief Executive Officer of Liberty Silver Corp. from January 2010 to May 6, 2010, and as Director from February 2010 to May 6, 2010.

Mr. Fields served as the President, and a director of Meadow Bay Capital Corporation from February 2010 until 2010, and then as Chief Financial Officer from July 2010 to January 11, 2011. He has served as the Chairman of the Board and Chief Executive Officer of First Pursuit Ventures Ltd., since January 2011 (formerly, Bishop Gold Inc.) and has been its President since January 27, 2004.

Mr. Fields’ experience as President and director in several companies evidence his leadership experience, which provides a benefit to the Company.

Mr. Fields graduated from UCLA in 1965 with a Bachelor of Science degree and from the University of Loyola Law School, where he received his Juris Doctorate.

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Related Party Transactions

Gareb Shamus, our President, CEO and Director, is also the CEO Conventions.

Compensatory Arrangements of Certain Officers

The Company entered into an employment agreement, effective May 25, 2011 (the “Employment Agreement”), with Mr. Gareb Shamus, pursuant to which he was to serve as the Company’s Chief Executive Officer and President. The term of the employment was for a period of three (3) years and automatically renewed for additional one (1) year periods unless either Mr. Shamus or the Company gave written notice of non-renewal to the other party no later than sixty (60) days prior to the expiration of the then current term.

The Employment Agreement provided for an annual base salary of $140,000 (the “Base Salary”), subject to an annual increase of at least ten percent (10%) per annum, and may not be decreased. In addition to the Base Salary, Mr. Shamus was to receive an annual bonus of up to one hundred percent (100%) of his then-current Base Salary (to be paid 50% in cash and 50% in restricted stock) based upon the achievement of certain performance targets to be agreed upon by Mr. Shamus and a majority of the Board (the “Bonus Target”). Notwithstanding the foregoing, in the event that the performance of the Company business for any fiscal year is greater than seventy-five percent (75%), but less than one hundred percent (100%), of the applicable Bonus Target, Mr. Shamus was entitled to a percentage of the annual bonus as determined in the Employment Agreement. In the event Mr. Shamus and the Board are unable to agree to a mutually acceptable Bonus Target, Mr. Shamus was to receive an annual bonus of not less than fifteen percent (15%) of the Base Salary, all of which could have been paid in restricted stock at Mr. Shamus’ sole discretion.

Upon termination of Mr. Shamus’ employment for death or Total Disability (as defined in the Employment Agreement), Mr. Shamus was to receive, in addition to the accrued but unpaid compensation and vacation pay through the date of death or Total Disability and any other benefits accrued under any Benefit Plans outstanding, the following severance benefits (i) six (6) months Base Salary at the then current rate, payable in a lump sum, less withholding of applicable taxes; (ii) continues provision for a period of twelve (12) months following Mr. Shamus’ death of benefits under the Benefit Plan extended from time to time by the Corporation to its senior executives; and (iii) payment on a pro-rated basis of any bonus or other payments earned in connection with any bonus plan to which the Executive was a participant as of the date of death or Total Disability.

Upon termination of the Mr. Shamus’ employment at the option of Mr. Shamus, upon ninety (90) days written notice, or at the Company’s option, in the event of an act by Mr. Shamus that constitutes Cause (as defined in the Employment Agreement), Mr. Shamus was to receive, in addition to the reimbursement of documented, unreimbursed expenses incurred prior to such date, the following severance benefits: (i) accrued and unpaid Base Salary and (ii) vacation pay through the date of termination.

Upon a Change of Control (as hereinafter defined), the Mr. Shamus was to receive, in addition to the accrued but unpaid compensation and vacation pay through the date of termination and any other benefits accrued to him under any Benefit Plans outstanding at such time and the reimbursement of documented, unreimbursed expenses incurred prior to such date, the following severance benefits: (i) the greater of twelve (12) months’ Base Salary at the then current rate or the remainder of the Base Salary due under the Employment Agreement; (ii) continued provision for a period of twelve (12) months after the date of termination of the benefits under Benefit Plans extended from time to time by the Corporation to its senior executives; and (iii) payment on a pro-rated basis of any bonus or other payments earned in connection with any bonus plan to which Mr. Shamus was a participant as of the date of Mr. Shamus’ termination of employment. In addition, any options or restricted stock shall be immediately vested upon termination of Mr. Shamus’ employment for “Good Reason” (as defined in the Employment Agreement) or by the Corporation without “Cause”.

Further, on May 25, 2011, the Company also entered into a director agreement (the “Shamus Director Agreement”) with Mr. Shamus. The term of the Shamus Director Agreement commenced on May 25, 2011 and was to continue through the Company’s next annual stockholders’ meeting. The Shamus Director Agreement, at the option of the Board, could be automatically renewed on such date that Mr. Shamus was re-elected to the Board.

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For Mr. Shamus’ service on the Board, he received, upon execution of the Shamus Director Agreement, and in accordance with a Non-Qualified Stock Option Agreement, entered into as of May 25, 2011, by and between the Company and Mr. Shamus, a non-qualified stock option to purchase up to one hundred and fifty thousand (150,000) shares of the Company’s common stock, par value $0.0001 per share, at an exercise price per share equal to the closing price of the Company’s common stock on the execution date of the Shamus Director Agreement. The option was exercisable for a period of five years and was to vest 33% annually over a period of three (3) years, pro-rated for the number of days Mr. Shamus served on the Board.

Pursuant to a letter of resignation dated December 1, 2011, Mr. Gareb Shamus resigned from his positions as President and Chief Executive Officer pursuant to section 5(a)(iv) of the Employment Agreement (at Mr. Shamus’ option). As such, Mr. Shamus was only entitled to the reimbursement of documented, unreimbursed expenses incurred prior to such date, accrued and unpaid Base Salary and vacation pay through the date of termination, less withholding of applicable taxes. Mr. Shamus also resigned from his position on the Board in his letter of resignation dated December 1, 2011, with none of his options having yet vested. As such, Mr. Shamus forfeited all options under his stock option agreement.

Subsequent to the Employment Agreement’s termination, Mr. Shamus executed a mutual release with the Company, pursuant to which Mr. Shamus released any and all prior or existing claims he may have against the Company, monetary or otherwise. Notwithstanding the release agreement, on or about January 15, 2012, the Company and Mr. Shamus verbally agreed that any past due salary previously owed to Mr. Shamus would be repaid in cash at a rate of $10,000 per month, until there is a zero balance. On the date the verbal agreement was made, there was a total $61,840 owed to Mr. Shamus in past due salary. As of June 28, 2012, the outstanding back salary equals $800.26.

Item 5.03 Amendment to Certificate of Incorporation or Bylaws; Change in Fiscal Year

On December 6, 2010, we filed a Certificate of Amendment to our Certificate of Incorporation changing our name to Wizard World, Inc., and a Certificate of Correction on December 7, 2010 clarifying that the effective date of such name change is January 30, 2011. On April 20, 2011, we filed a Certificate of Amendment to our Certificate of Designation increasing the number of authorized shares of Series A Preferred from 25,000 shares to 50,000 shares. On August 25, 2011, the Company changed its fiscal year end to December 31.

Item 5.06 Change in Shell Company Status.

As explained more fully in Item 2.01 above, we were a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act) immediately before the Closing of the Share Exchange. As a result of the Share Exchange, Conventions became our wholly owned subsidiary and became our main operational business. Consequently, we believe that the Share Exchange has caused us to cease to be a shell company. For information about the Share Exchange, please see the information set forth above under Item 2.01 of this Current Report on Form 8-K/A, which information is incorporated herein by reference.

Item 9.01 Financial Statement and Exhibits.

(a) Financial Statements of Business Acquired. The Audited Financial Statements of Wizard Conventions, Inc. are filed within this Current Report on Form 8-K/A and are incorporated herein by reference.

(c) Shell Company Transactions. Reference is made to Items 9.01(a) and 9.01(b) and the exhibits referred to therein, which are incorporated herein by reference.

(d) Exhibits. Exhibit No. Description

Exhibit No.	Description

2.1	Share Purchase and Share Exchange Agreement dated November 5, 2010 by and among the Company, Strato Malamas, an individual and the majority stockholder of GoEnergy, Inc., Kick The Can Corp., a Nevada corporation, Kicking The Can, L.L.C., a Delaware limited liability company and shareholders of Conventions. that are signatories thereto (incorporated by reference to the Form 8-K filed on November 16, 2010)

48

3.1	Certificate of Incorporation (incorporated herein by reference to the Form SB-2 filed on March 25, 2003)

3.2	By-laws (incorporated herein by reference to the Form SB-2 filed on March 25, 2003)

3.3	Certificate of Amendment filed December 6, 2010 (incorporated by reference to Exhibit 3.3 to the Form 8-K filed with the Commission on December 13, 2010)

3.4	Certificate of Correction filed December 8, 2010 (incorporated by reference to Exhibit 3.4 to the Form 8-K filed with the Commission on December 13, 2010)

3.5	Second Certificate of Correction filed January 20, 2011 (incorporated by reference to Exhibit 3.5 to the Form 8-K filed with the Commission on January 25, 2011)

3.6	Certificate of Formation for Kicking The Can, LLC, dated April 17, 2009 (incorporated by reference to Exhibit 3.6 to the Form 8-K/A filed with the Commission on November 17, 2011)

3.7	Certificate of Incorporation for Entertainment Conventions, Inc., dated February 27, 1997 (incorporated by reference to Exhibit 3.7 to the Form 8-K/A filed with the Commission on November 17, 2011)

3.8	Certificate of Amendment of Certificate of Incorporation of Entertainment Conventions, Inc., dated October 1, 2001 (incorporated by reference to Exhibit 3.8 to the Form 8-K/A filed with the Commission on November 17, 2011)

4.1	Certificate to set forth Designations, Voting Powers, Preferences, Limitations, Restrictions, and Relative Rights of Series A Cumulative Convertible Preferred Stock, $.0001 par value per share (incorporated by reference to Exhibit 4.1 to the 8-K filed with the Commission on December 13, 2010)

4.2	Certificate of Amendment to Certificate to set forth Designations, Voting Powers, Preferences, Limitations, Restrictions, and Relative Rights of Series A Cumulative Convertible Preferred Stock, $.0001 par value per share (incorporated by reference to Exhibit 4.3 to the Form 8-K filed with the Commission on April 25, 2011)

4.3	Form of Warrant for the December 2010 offering (incorporated by reference to Exhibit 4.1 to the Form 8-K filed with the Commission on December 13, 2010)

4.4	Form of Warrant for the April 2011 offering (incorporated by reference to Exhibit 4.2 to the Form 8-K filed with the Commission on April 25, 2011)

10.1	Form of Subscription Agreement, dated December 6, 2010, by and between GoEnergy, Inc. and the Subscribers (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K/A filed with the Commission on November 17, 2011)

10.2	Form of Director Agreement for each director other than the Chairman of the Board (incorporated by reference to Exhibit 10.2 to the Form 8-K filed with the Commission on January 19, 2011)

10.3	Director Agreement, dated March 23, 2011, between Wizard World, Inc. and Michael Mathews (incorporated by reference to Exhibit 10.1 to the Form 8-K filed with the Commission on March 25, 2011)

10.4	Consulting Agreement, dated March 23, 2011, between Wizard World, Inc. and Michael Mathews (incorporated by reference to Exhibit 10.2 to the Form 8-K filed with the Commission on March 25, 2011)

10.5	Form of Subscription Agreement for April 2011 offering (incorporated by reference to Exhibit 10.5 to the Form 8-K/A filed with the Commission on November 17, 2011)

10.6	Form of Director and Indemnification Agreement (incorporated by reference to Exhibit 10.2 to the Form 8-K filed with the Commission on May 9, 2011)

10.7	Wizard World, Inc. 2011 Incentive Stock and Award Plan (incorporated by reference to Exhibit 10.1 to the Form 8-K filed with the Commission on May 12, 2011)

10.8	Form of Non-qualified Stock Option Agreement for Non-Employees (incorporated by reference to Exhibit 10.2 to the Form 8-K filed with the Commission on May 12, 2011)

49

10.9	Employment Agreement, including Non-Compete, Non-Solicitation and Non-Disclosure Agreement, each dated May 25, 2011, by and between the Company and Mr. Gareb Shamus (incorporated by reference to Exhibit 10.1 to the Form 8-K filed with the Commission on May 31, 2011)

10.10	Non-qualified Stock Option Agreement between the Company and Mr. Gareb Shamus (incorporated by reference to Exhibit 10.5 to the Form 8-K filed with the Commission on May 31, 2011)

10.11	Office Service Agreement, dated January 18, 2011, between Kick The Can Corp. and NYC Office Suites (incorporated by reference to Exhibit 10.5 to the Form 8-K/A filed with the Commission on November 17, 2011)

10.12	Internet Domain Name Assignment Agreement, dated January 2011, between Gareb Shamus Enterprises, Inc. and Kick The Can Corp. (incorporated by reference to Exhibit 10.5 to the Form 8-K/A filed with the Commission on November 17, 2011)

10.13	Convertible Demand Promissory Note (incorporated by reference to Exhibit 10.7 to the Form 8-K filed with the Commission on November 16, 2010)

10.14	Form of Convertible Promissory Note dated August 2011 (incorporated by reference to Exhibit 10.2 to the Form 8-K filed with the Commission on August 30, 2011)

10.15	Mid-Ohio Acquisition Agreement, dated November 13, 2010, by and between Kicking The Can LLC and GCX Holdings LLC (incorporated by reference to Exhibit 10.15 to the Form 8-K/A filed with the Commission on November 17, 2011)

10.16	Form of Subscription Agreement, dated August 19, 2011 *

17.1	Resignation letter of Terry Fields dated as of January 4, 2011 (incorporated by reference to Exhibit 17.1 to the Form 8-K filed with the Commission on January 7, 2011)

21.1	Subsidiaries (incorporated by reference to Exhibit 21.1 to the Form 8-K filed with the Commission on December 13, 2010)

*	Filed herewith.

50

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WIZARD WORLD, INC.

Date: June 29, 2012	By:	/s/ John Macaluso
Name: John Macaluso
Title: Chief Executive Officer

51

WIZARD CONVENTIONS, INC.

December 31, 2010 and 2009

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholder of

Wizard Conventions, Inc.

New York, New York

We have audited the accompanying balance sheets of Wizard Conventions, Inc., (the “Company”) as of December 31, 2010 and 2009 and the related statements of operations, stockholder’s deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2010 and 2009 and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company had an accumulated deficit at December 31, 2010 and had a net loss and net cash used in operating activities for the fiscal year then ended. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Li & Company, PC
Li & Company, PC

Skillman, New Jersey

June 30, 2011

F-2

Wizard Conventions, Inc.

Balance Sheets

	December 31, 2010	December 31, 2009

Assets

Current Assets
Cash	$2,191	$2,364
Accounts receivable	19,127	15,580
Prepaid expenses	63,347	23,633
Total Current Assets	84,665	41,577

Property and equipment, net	3,330	10,042

Total Assets	$87,995	$51,619

Liabilities and Stockholder's Deficit

Current Liabilities:
Accounts payable and accrued liabilities	$484,846	$445,476
Unearned convention revenue	75,653	77,611
Secured notes payable- related party	60,000	33,831
Total Current Liabilities	620,499	556,918

Total Liabilities	620,499	556,918

Stockholder's Deficit
Common Stock, no par value; 200 shares authorized, 1 share issued and outstanding	1	1
Accumulated deficit	(532,504)	(505,300)
Total Stockholder's Deficit	(532,503)	(505,299)

Total Liabilities and Stockholder's Deficit	$87,995	$51,619

F-3

Wizard Conventions, Inc.

Statements of Operations

	Year Ended December 31,
	2010	2009

Convention revenue	$3,000,814	$2,119,327

Cost of revenue	2,533,382	2,179,005

Gross profit	467,432	(59,678)

General and administrative expenses	491,182	768,221

	(23,750)	(827,899)
Loss from operations

Other expenses
Interest expense	(3,454)	(1,726)
Total other expense	(3,454)	(1,726)

Net loss	$(27,204)	$(829,625)

F-4

WIZARD CONVENTIONS, INC.

Statement of Stockholder's Deficit

Years Ended December 31, 2010 and 2009

	Common Stock, no par value		Additional Paid-	Accumulated	Total Stockholders'
	Shares	Amount	in Capital	Deficit	Equity (Deficit)

Balance - December 31, 2008	1	$1	$—	$324,325	$324,326

Net loss			—	(829,625)	(829,625)

Balance - December 31, 2009	1	1	—	(505,300)	(505,299)

Net loss			—	(27,204)	(27,204)

Balance - December 31, 2010	1	$1	$—	$(532,504)	$(532,503)

F-5

Wizard Conventions, Inc.

Statements of Cash Flows

	Year Ended December 31,
	2010	2009
Cash Flows From Operating Activities:
Net loss	$(27,204)	$(829,625)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	6,712	10,573
Changes in operating assets and liabilities:
Accounts receivable	(3,547)	(6,530)
Prepaid expenses	(39,714)	5,134
Accounts payable and accrued liabilities	39,370	157,510
Unearned convention revenue	(1,958)	(714)
Net Cash Used In Operating Activities	(26,341)	(663,652)

Cash Flows From Financing Activities:
Proceeds from secured notes payable - related party	60,000	666,016
Repayment of secured notes payable – related party	(33,831)	—
Net Cash Provided By Financing Activities	26,169	666,016

Net change in cash	(172)	2,364

Cash at beginning of the year	2,364	—

Cash at end of year	$2,192	$2,364

Supplemental disclosures of cash flow information:
Cash paid for
Interest	$—	$—
Income taxes	$—	$—

F-6

Wizard Conventions, Inc.

December 31, 2010 and 2009

Notes to the Financial Statements

NOTE 1 - ORGANIZATION AND OPERATIONS

Wizard Conventions, Inc. (the “Company”) was incorporated in the State of New York on February 28, 1997. The Company is a producer of pop culture and live multimedia conventions across North America that provides a social networking and entertainment venue for popular fiction enthusiasts of movies, TV shows, video games, technology, toys, social networking/gaming platforms, comic books and graphic novels.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Included in the financial statements is an expense allocation to the Company from the Company’s parent, Wizard Entertainment, Inc. Management has determined the allocation based on a direct allocation of expenses clearly incurred on behalf of the Company as well as a proportional cost allocation method for those costs that are not specifically identifiable. Management has concluded that such methodology is reasonable.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the estimated useful lives of property and equipment. Actual results could differ from those estimates.

Fair value of financial instruments on a recurring basis

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

•	Level 1: Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

•	Level 2: Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

•	Level 3: Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

F-7

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amount of the Company’s financial assets and liabilities, such as cash, accounts receivable, prepaid expenses, accounts payable and accrued expenses and unearned convention revenue approximate their fair value because of the short maturity of those instruments.

Transactions involving related parties cannot be presumed to be carried out on an arm's-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm's-length transactions unless such representations can be substantiated.

It is not however, practical to determine the fair value of advances from stockholders due to their related party nature.

Carrying value, recoverability and impairment of long-lived assets

The Company has adopted paragraph 360-10-35-17 of the FASB Accounting Standards Codification for its long-lived assets. The Company’s long-lived assets, which include property and equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

The Company assesses the recoverability of its long-lived assets by comparing the projected undiscounted net cash flows associated with the related long-lived asset or group of long-lived assets over their remaining estimated useful lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets. Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives.

The Company considers the following to be some examples of important indicators that may trigger an impairment review: (i) significant under-performance or losses of assets relative to expected historical or projected future operating results; (ii) significant changes in the manner or use of assets or in the Company’s overall strategy with respect to the manner or use of the acquired assets or changes in the Company’s overall business strategy; (iii) significant negative industry or economic trends; (iv) increased competitive pressures; (v) a significant decline in the Company’s stock price for a sustained period of time; and (vi) regulatory changes. The Company evaluates acquired assets for potential impairment indicators at least annually and more frequently upon the occurrence of such events.

The impairment charges, if any, is included in operating expenses in the accompanying statements of income and comprehensive income (loss).

Cash equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Accounts receivable

Accounts receivable are recorded at the invoiced amount, net of an allowance for doubtful accounts. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. The Company determines the allowance based on historical write-off experience, customer specific facts and economic conditions. Bad debt expense is included in general and administrative expenses, if any.

F-8

Outstanding account balances are reviewed individually for collectability. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

The Company does not have any off-balance-sheet credit exposure to its customers.

Property and equipment

Property and equipment is recorded at cost. Expenditures for major additions and betterments are capitalized. Maintenance and repairs are charged to operations as incurred. Depreciation of property and equipment is computed by the straight-line method (after taking into account their respective estimated residual values) over the assets estimated useful life of three (3) to five (5) years. Upon sale or retirement of property and equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in statements of operations.

Related parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the Related parties include a. affiliates of the Company; b. Entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c. trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d. principal owners of the Company; e. management of the Company; f. other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g. Other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a. the nature of the relationship(s) involved; b. a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c. the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d. amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Commitment and contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

F-9

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time, that these matters will have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

Revenue recognition

The Company follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company will recognize revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

Unearned convention revenue is deposits received for conventions that have not yet taken place.

Income taxes

The Company follows Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the fiscal year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the fiscal years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Income and Comprehensive Income in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”) with regards to uncertainty income taxes. Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of Section 740-10-25.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying consolidated balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its consolidated balance sheets and provides valuation allowances as management deems necessary.

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, the Company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

F-10

Cash flows reporting

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments. The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period pursuant to paragraph 830-230-45-1 of the FASB Accounting Standards Codification.

Subsequent events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued. Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

Recently issued accounting pronouncements

In January 2010, the FASB issued the FASB Accounting Standards Update No. 2010-06 “Fair Value Measurements and Disclosures (Topic 820) Improving Disclosures about Fair Value Measurements” , which provides amendments to Subtopic 820-10 that requires new disclosures as follows:

(1)        Transfers in and out of Levels 1 and 2. A reporting entity should disclose separately the amounts of significant transfers in and out of Level 1 and Level 2 fair value measurements and describe the reasons for the transfers.

(2)        Activity in Level 3 fair value measurements. In the reconciliation for fair value measurements using significant unobservable inputs (Level 3), a reporting entity should present separately information about purchases, sales, issuances, and settlements (that is, on a gross basis rather than as one net number).

This Update provides amendments to Subtopic 820-10 that clarify existing disclosures as follows:

(1)        Level of disaggregation. A reporting entity should provide fair value measurement disclosures for each class of assets and liabilities. A class is often a subset of assets or liabilities within a line item in the statement of financial position. A reporting entity needs to use judgment in determining the appropriate classes of assets and liabilities.

(2)        Disclosures about inputs and valuation techniques. A reporting entity should provide disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements. Those disclosures are required for fair value measurements that fall in either Level 2 or Level 3.

F-11

This Update also includes conforming amendments to the guidance on employers' disclosures about postretirement benefit plan assets (Subtopic 715-20). The conforming amendments to Subtopic 715-20 change the terminology from major categories of assets to classes of assets and provide a cross reference to the guidance in Subtopic 820-10 on how to determine appropriate classes to present fair value disclosures. The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years.

In December 2010, the FASB issued the FASB Accounting Standards Update No. 2010-28 “Intangibles—Goodwill and Other (Topic 350): When to Perform Step 2 of the Goodwill Impairment Test for Reporting Units with Zero or Negative Carrying Amounts” (“ASU 2010-28”). Under ASU 2010-28, if the carrying amount of a reporting unit is zero or negative, an entity must assess whether it is more likely than not that goodwill impairment exists. To make that determination, an entity should consider whether there are adverse qualitative factors that could impact the amount of goodwill, including those listed in ASC 350-20-35-30. As a result of the new guidance, an entity can no longer assert that a reporting unit is not required to perform the second step of the goodwill impairment test because the carrying amount of the reporting unit is zero or negative, despite the existence of qualitative factors that indicate goodwill is more likely than not impaired. ASU 2010-28 is effective for public entities for fiscal years, and for interim periods within those years, beginning after December 15, 2010, with early adoption prohibited.

In December 2010, the FASB issued the FASB Accounting Standards Update No. 2010-29 “Business Combinations (Topic 805): Disclosure of Supplementary Pro Forma Information for Business Combinations” (“ASU 2010-29”). ASU 2010-29 specifies that if a public entity presents comparative financial statements, the entity should disclose revenue and earnings of the combined entity as though the business combination(s) that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. The amendments in this Update also expand the supplemental pro forma disclosures under Topic 805 to include a description of the nature and amount of material, nonrecurring pro forma adjustments directly attributable to the business combination included in the reported pro forma revenue and earnings. The amended guidance is effective prospectively for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2010. Early adoption is permitted.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

NOTE 3 – GOING CONCERN

As reflected in the accompanying financial statements, the Company had an accumulated deficit of $532,504 at December 31, 2010 and had a net loss of $27,204 and net cash used in operating activities of $26,341 for the year then ended, respectively.

While the Company is attempting to commence operations and generate revenues, the Company’s cash position may not be significant enough to support the Company’s daily operations. Management intends to raise additional funds by way of a public or private offering. Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern. While the Company believes in the viability of its strategy to generate revenues and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate revenues.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

F-12

NOTE 4 – PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at December 31, 2010 and December 31, 2009:

	December 31, 2010	December 31, 2009	Estimated Useful Life

Furniture and fixtures	47,844	47,844	5 years
Computer equipment	67,085	67,085	3 years

	114,929	114,929
Less: Accumulated depreciation and amortization	(111,599)	(104,887)
	$3,330	$10,042

Depreciation expense

Depreciation expense for the years ended December 31, 2010 and 2009 was $6,712, and $10,573, respectively.

NOTE 5 – NOTES PAYABLE - RELATED PARTY

Notes payable – related party, at December 31, 2010 and 2009, consisted of the following:

	December 31, 2010	December 31, 2009

Notes payable	$60,000	$33,831

	$60,000	$33,831

Notes payable – related party are secured by all assets of the Company, bear no interest and are due on demand.

NOTE 6 – STOCKHOLDERS’ DEFICIT

Shares authorized

The Company is authorized to issue 200 shares of common stock with no par value.

Common stock

On February 28, 1997, the Company issued one share to the founder of the company for services rendered.

NOTE 7 – INCOME TAX

Deferred tax assets

At December 31, 2010, the Company has available for federal income tax purposes a net operating loss (“NOL”) carry-forwards of $532,504 that may be used to offset future taxable income through the fiscal year ending December 31, 2030. No tax benefit has been reported with respect to these net operating loss carry-forwards in the accompanying consolidated financial statements since the Company believes that the realization of its net deferred tax asset of approximately $181,051 was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are fully offset by a valuation allowance of $181,051.

F-13

Deferred tax assets consist primarily of the tax effect of NOL carry-forwards. The Company has provided a full valuation allowance on the deferred tax assets because of the uncertainty regarding its possible realization. The valuation allowance increased approximately $9,249 and $282,072 for the years ended December 31, 2010 and 2009.

Components of deferred tax assets as of December 31, 2010 and 2009are as follows:

	December 31, 2010	December 31, 2009
Net deferred tax assets – Non-current:

Expected income tax benefit from NOL carry-forwards	$181,051	$171,802
Less valuation allowance	(181,051)	(171,802)
Deferred tax assets, net of valuation allowance	$—	$—

Income taxes in the statements of operations

A reconciliation of the federal statutory income tax rate and the effective income tax rate as a percentage of income before income taxes is as follows:

	Year Ended December 31, 2010	Year Ended December 31, 201009

Federal statutory income tax rate	34.0%	34.0%
Change in valuation allowance on net operating loss carry-forwards	(34.0)%	(34.0)%
Effective income tax rate	0.0%	0.0%

NOTE 8 – SUBSEQUENT EVENTS

The Company has evaluated all events that occurred after the balance sheet date through the date when the financial statements were issued to determine if they must be reported. The Management of the Company determined that there were certain reportable subsequent events to be disclosed as follows:

On January 31, 2011, management of Wizard Conventions, Inc. ceased operations under such entity and continued the convention operation under the Kick The Can Corp. entity. Kicking The Can L.L.C. never officially commenced operations, never had employees and never produced a comic con event. Due to these circumstances, management concluded that Wizard Conventions, Inc. recapitalized into Kick The Can Corp despite no formal legal agreement between the parties.

On December 7, 2010, the Company’s successor, Kick The Can Corp., entered into a share exchange agreement with GoEnergy, Inc., a public shell company. The transaction was accounted for as a reverse merger whereby Kick The Can Corp. became the accounting acquirer and GoEnergy, Inc. remained the legal acquirer. Because of the predecessor/successor relationship between the Company and Kick The Can Corp, the Company ultimately became the accounting acquirer.

Share Exchange

Pursuant to the Exchange Agreement, on December 7, 2010, the Company issued 33,430,107 shares of our Common Stock to the Kick The Can Corp. Shareholders in exchange for 100% of the outstanding shares of Kick The Can Corp. Such securities were not registered under the Securities Act. These securities qualified for exemption under Section 4(2) of the Securities Act since the issuance of securities by the Company did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered.

F-14

The Company did not undertake an offering in which it sold a high number of securities to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) of the Securities Act since they agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, the Company has met the requirements to qualify for exemption under Section 4(2) of the Securities Act.

Series A Cumulative Convertible Preferred Stock

Immediately after the Share Exchange, the Company entered into subscription agreements with certain subscribers for the issuance and sale of (i) up to $1,500,000 in Series A Cumulative Convertible Preferred Stock with the rights and preferences set forth in the Certificate of Designation, convertible into shares of our Common Stock at $0.40 per share; and (ii) Warrants to purchase shares of our Common Stock.

These securities were not registered under the Securities Act. These securities qualified for exemption under Section 4(2) of the Securities Act since the issuance of securities by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered.

The Company did not undertake an offering in which we sold a high number of securities to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) of the Securities Act since they agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act.

F-15

Proforma Financial Information

WIZARD CONVENTIONS, INC.

PRO FORMA BALANCE SHEET

December 31, 2010

(Unaudited)

	As Reported			Pro Forma
	GoEnergy	Kick the Can Corp	Wizard Conventions
	12/31/2010	12/31/2010	12/31/2010	Adjustments		Combined

ASSETS

CURRENT ASSETS:
Cash	$—	$—	$2,191	$540,373	1,3	$542,564
Accounts receivable, net	—	—	19,127	—		19,127
Other receivable	—	1,600	—	(1,600)	1	—
Prepaid expenses	—	—	63,347	31,959	3	95,306

Total Current Assets	—	1,600	84,665	570,732		656,997

PROPERTY AND EQUIPMENT, net	—	—	3,330	3,477	3	6,807

Total Assets	$—	$1,600	$87,995	$574,209		$663,804

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Accounts payable ad accrued expenses	—	853	484,846	23,153	3	508,852
Accrued dividends	—	—	—	5,348	2	5,348
Unearned convention revenue	—		75,653	—		75,653
Secured notes payable - related party	—		60,000	14,983	3	74,983

Total Current Liabilities	—	853	620,499	43,484		664,836

DERIVATIVE LIABILITES	—	—	—	2,260,571	1	2,260,571

TOTAL LIABILITES	—	853	620,499	2,304,055		2,925,407

STOCKHOLDERS’ EQUITY (DEFICIT):
Preferred stock	—		—	98	2	98
Common stock	432	3,200	1	(164)	1	3,469
Additional paid-in capital	253,622	(1,600)	—	597,573	1	849,595
Accumulated deficit	(254,054)	(853)	(532,505)	(2,327,353)	1,3	(3,114,765)

Total Stockholders’ Equity	—	747	(532,504)	(1,729,847)		(2,261,604)

Total Liabilities and Stockholders’ Equity	$—	$1,600	$87,995	$574,209		$663,804

F-16

WIZARD CONVENTIONS, INC.

PRO FORMA STATEMENT OF OPERATIONS

For the Year Ended December 31, 2010

(Unaudited)

	As Reported			Pro Forma
	GoEnergy	Kick the Can Corp	Wizard Conventions
	12/31/2010	12/31/2010	12/31/2010	Adjustments		Combined

TOTAL REVENUES	$—	$—	$3,000,814	$—		$3,000,814

COST OF REVENUES	—	—	2,533,382	—		2,533,382

GROSS PROFIT	—	—	467,432	—		467,432

OPERATING EXPENSES:
General and administrative expenses	29,175	853	491,182	287,031	3	808,241

Total Operating Expenses	29,175	853	491,182	287,031		808,241

INCOME (LOSS) FROM OPERATIONS	(29,175)	(853)	(23,750)	(287,031)		(340,809)

OTHER (INCOME) EXPENSE:
Gain on extinguishment of debt	—	—	—	—		—
Derivative expense	—	—	—	(1,284,643)	2	(1,284,643)
Interest income	—	—	—			—
Interest expense	(25,779)	—	(3,454)	26,495	2	(2,738)

Total Other Income, net	(25,779)	—	(3,454)	(1,258,148)		(1,287,381)

INCOME (LOSS) BEFORE INCOME TAXES	(54,954)	(853)	(27,204)	(1,545,179)		(1,628,190)

DEEMED DIVIDEND	—	—	—	(5,348)	2	(5,348)

NET INCOME (LOSS)	$(54,954)	$(853)	$(27,204)	$(1,550,527)		$(1,633,538)

F-17

Wizard World, Inc.

Notes to the Consolidated Pro-forma Balance Sheet

December 31, 2011

(unaudited)

1. Basis of Presentation

On December 7, 2010, Wizard World, Inc (“WW” or the “Company”) entered into a share exchange agreement with Kick the Can Corp (“KTC”), a private corporation formed under the laws of Nevada. Wizard Conventions, Inc. (“Conventions”), a private corporation formed under the laws of New York was a predecessor to KTC and the surviving accounting acquirer.

This pro-forma consolidated balance sheet has been derived from the unaudited balance sheet of WW, KTC and Conventions as at December 31, 2010, and gives effect to the proposed share exchange agreement. Upon completion of the terms of the share exchange agreement WW will have acquired 100% of the issued and outstanding common shares of KTC and its predecessor Conventions in exchange for approximately 33.0 million common shares of the Company. The former shareholders of KTC and Conventions will control approximately 95% of the total issued and outstanding common shares of WW, resulting in a reverse merger.

The accompanying pro-forma consolidated balance sheet has been prepared as if the agreement had occurred on December 31, 2010 and the adjustments disclosed in Note 3 had occurred on the same date. In the opinion of management, the pro-forma balance sheet includes all the adjustments necessary for fair presentation, inclusive of the effect of the assumptions stated in Note 2.

The pro-forma consolidated balance sheet is not necessarily reflective of the financial position that would have resulted if the events noted herein under the share exchange agreement had occurred on December 31, 2010, but rather reflects the pro-forma presentation of specific transactions currently proposed. Further, this pro-forma consolidated balance sheet is not necessarily indicative of the financial position that may exist in the future.

2. Acquisition of KTC and the Predecessor Conventions

On December 7, 2010, the Company entered into a share exchange agreement with KTC. Pursuant to the agreement, WW agreed to acquire all of the issued and outstanding shares of common stock of KTC by issuing approximately 33.0 million shares of its common stock. As a result of the share exchange, the former shareholders of KTC will control approximately 95% of the issued and outstanding common shares of WW. The acquisition is a reverse merger and therefore has been accounted for using acquisition method with Conventions (KTC’s predecessor) as the accounting acquirer and continuing entity for accounting and financial reporting purposes, and the Company as the legal parent being the acquirer. As the common stock issued to the KTC shareholders on acquisition represents 95% of the Company’s issued and outstanding share capital after the acquisition.

3. Pro-forma Adjustments

The pro-forma balance sheet gives effect to the following transactions as if they had occurred at December 31, 2011:

(1) On or before December 7, 2010, the Company cancelled approximately 1.7 million shares of common stock. The Company issued KTC approximately 33.0 million shares of common stock to the shareholders of Kick the Can Corp as a result of the share exchange agreement. All accumulated deficit accounts of both KTC and WW were closed to additional paid in capital accounts. The ongoing financial statements of KTC’s predecessor, Conventions remained intact.

(2) Immediately after the share exchange agreement, the Company entered into subscription agreement for the issuance and sale of approximately $976,000 Series A Cumulative Convertible Preferred Stock with a conversion price of $0.40 per share and Warrants to purchase shares of the company’s common stock.

The Company identified full ratchet provisions embedded in the Series A Cumulative Convertible Preferred Stock and Warrants. The Company bifurcated these features at fair value and recorded a derivative liability. Because the derivative value exceeded the face amount of the Series A Cumulative Convertible Preferred Stock, the Company recorded a derivative expense in the amount of $1.3 million. The Company calculated fair value utilizing a binomial option pricing model. The Company accrued dividends at the stated rate.

(3) The Company completed the share exchange on December 7, 2010. The pro forma adjustments for operations include activity from the time of the share exchange through December 31, 2010.

F-18

Series A Cumulative Convertible Preferred Stock

Immediately after the Share Exchange, the Company entered into subscription agreements with certain subscribers for the issuance and sale of (i) of $975,928 in Series A Cumulative Convertible Preferred Stock with the rights and preferences set forth in the Certificate of Designation, convertible into shares of Common Stock at a per share conversion price of $0.40; and (ii) Warrants to purchase shares of Company Common Stock.

The Company paid $125,500 in stock issuance costs to complete the convertible preferred stock and warrant raise.

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amount of the Company’s financial assets and liabilities, such as cash, prepaid expenses and accrued expenses approximate their fair value because of the short maturity of those instruments. The Company’s convertible preferred stock and warrants approximate the fair value of such instruments based upon management’s best estimate of interest rates that would be available to the Company for similar financial arrangements at December 31, 2010.

The Company uses Level 3 of the fair value hierarchy to measure the fair value of the derivative liabilities and revalues its derivative warrant liability at every reporting period and recognizes gains or losses in the consolidated statements of operations and comprehensive income (loss) that are attributable to the change in the fair value of the derivative warrant liability.

F-19

Financial assets and liabilities measured at fair value on a recurring basis are summarized below and disclosed on the consolidated balance sheets:

		Fair Value Measurement Using
	Carrying Value	Level 1	Level 2	Level 3	Total

Derivative conversion features and warrant liabilities	$2,260,571	$-	$-	$2,260,571	$2,260,571

The table below provides a summary of the changes in fair value, including net transfers in and/or out, of all financial assets and liabilities measured at fair value on a recurring basis using significant unobservable inputs (Level 3) during the year ended December 31, 2010:

	Fair Value Measurement Using Level 3 Inputs
	Derivative warrants	Total

Balance, December 31, 2009	$-	$-
Total gains or losses (realized/unrealized) included in net loss	-	-
Purchases, issuances and settlements	2,260,571	2,260,571
Transfers in and/or out of Level 3	-	-
Balance, December 31, 2010	$2,260,571	$2,260,571

F-20